Filed Pursuant to Rule 424(b)(5)

Registration No. 333-276246

PROSPECTUS SUPPLEMENT

(To prospectus dated January 11, 2024)

1,250,000 Units consisting of

1,250,000 Shares of Common Stock and

1,250,000 Warrants to purchase 1,250,000 Shares of Common Stock, and

1,337,500 Shares of Common Stock Underlying the Warrants Offered as part of the Units and the Warrants issued to the placement agent hereunder

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We are offering directly to certain investors pursuant to this prospectus supplement and the accompanying prospectus up to 1,250,000 units, each unit consisting of one share of common stock and one warrant to purchase one share of common stock, at an offering price of $0.24 per unit, for gross proceeds of approximately $300,000. Each warrant is exercisable for one share of common stock at an exercise price of $0.24 per share, will be immediately exercisable and will expire five years from the date of issuance. This prospectus supplement also relates to the offering of the shares of common stock issuable from time to time upon the exercise of the warrants included in the units.

The units have no stand-alone rights and will not be certificated or issued as stand-alone securities. The shares of common stock and the warrants comprising the units are immediately separable and will be issued separately in this offering. We are also registering the shares of common stock issuable from time to time upon exercise of the warrants included in the units offered hereby.

Our common stock is listed on the NYSE American under the symbol “KNW”. On December 12, 2024, the last trading sale price of our common stock was $0.24 per share. There is no established trading market for the units or the warrants and we do not intend to list the warrants on NYSE American or any other national securities exchange or nationally recognized trading system.

We are currently subject to General Instruction I.B.6 of Form S-3, which limits the amounts of securities that we may sell under the registration statement of which the prospectus supplement and the prospectus form a part. The aggregate market value of our outstanding common stock held by non-affiliates pursuant to General Instruction I.B.6 of Form S-3, or public float, is $25,737,705, which is based on 102,950,820 shares of our outstanding common stock held by non-affiliates as of the date of this prospectus, at a price of $0.25 per share, which was the last reported sale price of our common stock on the NYSE American on December 11, 2024. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell shares pursuant to this prospectus supplement with a value of more than one-third of the aggregate market value of our common stock held by non-affiliates in any 12-month period. During the present calendar month and the preceding 12 calendar months, we have sold securities for an aggregate purchase price of $3,310,000 pursuant to General Instruction I.B.6 of Form S-3.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties referenced under the heading “Risk Factors” beginning on page S-[●] of this prospectus supplement and under similar headings in the documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

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We are a “smaller reporting company” as defined under the federal securities laws and, as such, have elected to comply with certain reduced public company reporting requirements.

We have engaged Boustead Securities, LLC, or the placement agent, as our exclusive placement agent in connection with this offering. The placement agent has agreed to use its reasonable best efforts to arrange for the sale of the securities offered by this prospectus supplement and the accompanying prospectus. The placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities. We have agreed to pay the placement agent the placement agent fees set forth in the table below, which assumes that we sell all of the securities offered by this prospectus supplement and the accompanying base prospectus.

(1)

We have agreed to pay the placement agent a cash fee of 7% of the aggregate gross proceeds of this offering, subject to certain exceptions, and to issue to the placement agent warrants to purchase up to a number of shares of our common stock equal to 7% of the number of units sold in this offering. In addition we have agreed to pay an advisor fee of 3.5%. Additionally, we have agreed to reimburse the placement agent for certain expenses. See “Plan of Distribution” beginning on page S-20 of this prospectus supplement for additional information with respect to the compensation we will pay the placement agent.

(2)	The amount of the offering proceeds to us presented in this table does not include proceeds from the sale of the Warrants issued in this offering or exercise of the Warrants in cash, if any.

Pursuant to an Underwriting Agreement, dated August 7, 2024, with Boustead Securities, LLC and The Benchmark Company, LLC (“Benchmark” or the “advisor”)), we have agreed that Benchmark has the right to act as investment banker, book runner and/or placement agent, at its discretion, for certain of our future public and private equity offerings, including this offering. Benchmark has agreed to waive its right to act in such capacity in connection with this offering in exchange for a cash fee of 3.5% of the aggregate gross proceeds of this offering.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Delivery of the securities being offered pursuant to this prospectus supplement and the accompanying prospectus is expected to be made on or about December 13, 2024, subject to satisfaction of customary closing conditions.

BOUSTEAD SECURITIES, LLC

The date of this prospectus supplement is December 13, 2024.

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Prospectus Supplement

Prospectus

iii

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is part of a “shelf” registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, on January 5, 2024, which was declared effective by the SEC on January 11, 2024. Under this shelf registration process, we may sell any combination of the securities described in our base prospectus included in the shelf registration statement from time to time and in one or more offerings up to a total aggregate offering price of $18,000,000.

This prospectus supplement relates to the offering of 1,250,000 units, each unit consisting of one share of common stock and one warrant to purchase one share of common stock, at an offering price of $0.24 per unit, having an aggregate offering price of up to $300,000 and 87,500 warrants to purchase common stock issued to our placement agent hereunder. Before buying any of the units that we are offering, we urge you to carefully read this prospectus supplement, together with the information incorporated by reference as described under the headings “Where You Can Find More Information; Incorporation by Reference” in this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering. These documents contain important information that you should consider when making your investment decision.

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering and also adds to, updates and changes information contained in the accompanying prospectus and the documents incorporated by reference. The second part is the accompanying prospectus, which gives more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent the information contained in this prospectus supplement differs from or conflicts with the information contained in the accompanying prospectus or any document incorporated by reference, the information in this prospectus supplement will control. If any statement in one of these documents is inconsistent with a statement in another document having a later date – for example, a document incorporated by reference into this prospectus supplement and the accompanying prospectus – the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We have not, and the placement agent has not, authorized any other person to provide you with information or to make any representations that are in addition to or different from that contained or incorporated by reference in this prospectus, along with the information contained in any permitted free writing prospectuses we have authorized for use in connection with this offering. Neither we nor the placement agent take any responsibility for, or can provide any assurance as to the reliability of, any information other than the information contained or incorporated by reference in this prospectus or any permitted free writing prospectuses we have authorized for use in connection with this offering. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus, and in any free writing prospectus that we may authorize for use in connection with this offering, is accurate only as of the date of those respective documents or any earlier date specified for such information, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus, and any free writing prospectus that we may authorize for use in connection with this offering, in their entirety before making an investment decision.

Information contained on, or accessible through, our website is not part of this prospectus. We and the placement agent are offering to sell, and seeking offers to buy, securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the units and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

S-1

Unless expressly indicated or the context requires otherwise, the terms “Know Labs,” the “Company,” “we,” “us” and “our” in this prospectus mean Know Labs, Inc. and its wholly-owned subsidiaries. The Know Labs name and logo and the names of products and services offered by Know Labs are trademarks, registered trademarks, service marks or registered service marks of Know Labs. All other trademarks, trade names and service marks appearing in this prospectus or the documents incorporated by reference herein are the property of their respective owners. Use or display by us of other parties’ trademarks, trade dress or products is not intended to and does not imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owner. Solely for convenience, trademarks and tradenames referred to in this prospectus appear without the ®and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and tradenames.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, including statements regarding general economic and market conditions, our future results of operations and financial condition, business strategy, and plans and objectives of management for future operations, are forward-looking statements. In some cases, forward-looking statements may be identified by words such as “anticipate,” “believe,” “can,” “contemplate,” “continue,” “could,” “design,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potentially,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or the negative of these terms or other similar terms or expressions, although not all forward-looking statements contain these identifying words.

The forward-looking statements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein are only predictions. These forward-looking statements are not historical facts, but rather are based on our current expectations, assumptions, and projections about future events. Although we believe that the expectations, assumptions, and projections on which these forward-looking statements are based are reasonable, they nonetheless could prove to be inaccurate, and as a result, the forward-looking statements based on those expectations, assumptions, and projections also could be inaccurate. Forward-looking statements are not guarantees of future performance. These forward-looking statements are subject to a number of known and unknown risks, uncertainties, assumptions, and other important factors, some of which are beyond our control, that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including risks described in the section titled “Risk Factors” incorporated by reference into this prospectus supplement from our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained in or incorporated by reference into this prospectus supplement, as updated by our subsequent filings under the Exchange Act and in our other filings with the SEC.

Other sections in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein include additional factors that could harm our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time, and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ from those contained in, or implied by, any forward-looking statements. Given these uncertainties, current or prospective investors are cautioned not to place undue reliance on any such forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. We cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. These forward-looking statements speak only as of the date made. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus supplement or to conform these statements to actual results or to changes in our expectations. You should read this prospectus supplement and the accompanying prospectus, together with the documents we have filed with the SEC that are incorporated by reference herein and therein and any free writing prospectus that we may authorize for use in connection with this offering, with the understanding that our actual future results, levels of activity, performance, and achievements may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

S-2

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights certain information about us and this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that may be important to you. For a more complete understanding of our Company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference into this prospectus supplement and the accompanying prospectus, and the information included in any free writing prospectus that we authorize for use in connection with this offering, including the information contained in and incorporated by reference under the heading “Risk Factors” beginning on page S-7 of this prospectus supplement, and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus.

OUR COMPANY

Overview

Know Labs, Inc. (the “Company”) is an emerging leader in non-invasive medical diagnostics. We are focused on the development and commercialization of our proprietary sensor technology utilizing radio and microwave dielectric spectroscopy. Our sensor technology elicits a dielectric response that is unique for every molecule. It is based upon first principles of physics. We believe that our patented technology is capable of uniquely identifying and measuring almost any material or analyte using electromagnetic energy to detect, record, identify, and measure the unique “signature” of said materials or analytes and any rate of change when paired with our proprietary artificial intelligence and machine learning derived algorithms, While our core focus is on medical diagnostics, its technology is designed to be a true platform with a myriad of applications outside of the medical diagnostic realm.

The first application of our sensor technology is in a product to non-invasively monitor blood glucose levels. Our device is intended to provide the user with real-time information on their blood glucose levels. During the quarter ended March 31, 2024, we announced our KnowU™ non-invasive wearable continuous glucose monitor working prototype device, which includes our proprietary sensor that has been used in internal clinical testing. We intend to expand our testing, both internally and externally, and to continue to refine the device over time, which will require Food & Drug Administration (“FDA”) clearance before entering the market.

Following FDA clearance of our non-invasive blood glucose monitoring device, Know Labs plans to expand its sensor technology to other non-invasive medical diagnostic applications. As a platform technology, we believe that it will be able to identify numerous other analytes in the human body that are important in medical diagnostics and human health and wellness. With data gathered over time by our sensor and analyzed by our algorithms our longer-term vision is to develop a technology that can provide what we call, “predictive health,” or an early warning system regarding the onset of disease.

While medical diagnostics applications, with blood glucose monitoring paramount, are the focus of Know Labs, we believe that our proprietary radio frequency and microwave dielectric spectroscopy platform has broad applicability outside of the medical diagnostic realm. We have identified and intend to implement new core workstreams to leverage our intellectual property portfolio of over 300 active patent assets, to generate revenues through patent licensing of opportunities developed in a “Skunkworks” program. Announcements regarding this activity will be made as work progresses and material events occur.

The Know Labs Technology

We have internally and under contract with third parties developed proprietary platform technology that we believe is able to uniquely identify and measure almost any organic and inorganic material or analyte. Our patented technology is designed to direct electromagnetic energy in the radio wave and microwave frequencies to a substance or material to capture a unique molecular signature through the activation of a dialectic response known as permittivity from targeted analytes. Our technology then performs analytics with our intelligence and machine learning driven algorithms which are designed to allow our sensors to accurately identify and measure individual materials and analytes at the molecular level.

S-3

Our technology provides a unique platform upon which we believe a myriad of applications can be developed. We believe that our radio frequency dielectric spectroscopy technology is an “enabling” technology that brings the science of electromagnetic energy to low-cost, real-world commercialization opportunities across multiple industries. The technology is foundational and, as such, the basis upon which we believe significant businesses can be built. While we are pursuing our core focus on commercializing our non-invasive continuous blood glucose monitor, we believe non-core clinical, non-clinical and medical research applications represent a multitude of opportunities for strategic collaboration, joint development, and licensing agreements with leading companies in their respective industries. Additionally, certain fields of use of our platform technology could provide the core element of a “spin-off” company.

We believe an important competitive differentiator for our sensor technology to be its ability to not only identify a wide range of organic and inorganic materials and analytes, but to do so non-invasively, and in real-time, which potentially enables new multivariate models of clinical diagnostics, and health and wellness monitoring.

Competitive Advantages

We believe our key competitive strengths include:

•

Through first principles, our sensor technology’s is expected to not only identify a wide range of organic and inorganic materials and analytes, but to do so non-invasively, accurately, and in real time, which potentially enables new multivariate models of clinical diagnostics, and health and wellness monitoring.

•	Our sensor technology is non-invasive, using radio waves to identify and measure what is going on inside the body.

•

Our sensor technology platform can be integrated into a variety of wearable, mobile, or counter-top form factors, and we believe eventual interoperability with existing products from current market leaders.

•	No needles nor invasive transmitters in the user’s body, making our sensor convenient and pain-free.

•	No expensive supplies, such as replaceable sensors, test strips and lancets or other disposables, are required to operate our device.

•	A core focus on accessibility and affordability for the populations we will serve around the globe.

•

The current prototype sensor collects approximately 1.5 million data points per hour, which allows us to potentially build a deep understanding of health and wellness that other sensors may be unable to match.

•	Know Labs is the world intellectual property leader in non-invasive blood glucose monitoring, according to ipCapital Group and PatSnap Research.

Growth Strategy

The key elements of our strategy to grow our business include:

•	Initially, entering the diabetes glucose monitoring market with our non-invasive continuous glucose monitoring device.

•

Following our entry into the glucose monitoring market, entering other clinical monitoring markets for continuous, non-invasive hormone, medication metabolites, endocrinology components, and biomolecular monitoring.

•

Applying our platform technology to lifestyle analysis, clinical trials, and chronic illnesses. We believe potential use cases include real-time wearable medication monitoring and detection of, for example, ovulation and hormone deficiency.

•

With a potential ever-growing body of non-invasively determined analytes available from individuals utilizing our technology we believe, over time, with longitudinal data we will be able to engage in so-called “predictive health” and provide early warnings of the onset of disease.

•

Significantly, every new application will likely function utilizing the same sensor. We expect that hardware changes will not be required to target new analytes, so users will not need a new device, but an updated software algorithm will be required.

•	Each new application provides potential new opportunities for monetization of the platform technology. Each additional analyte we identify over time may require its own subsequent FDA clearance.

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Recent Developments

On August 9, 2024, we completed a registered securities offering (the “Underwritten Offering”) of 13,250,000 units consisting of one share of our common stock, par value $0.001 per share, and one warrant to purchase one share of common stock at an exercise price equal to $0.26 per share of common stock. The net proceeds from the Underwritten Offering were approximately $3.445 million, before deducting underwriting discounts and commissions and offering expenses paid by us. We expect to use the proceeds of the Underwritten Offering to fund general corporate purposes, including working capital, capital expenditures, or research and development. We granted the Representatives a 30-day option to purchase up to an additional 1,987,500 shares of common stock and 1,987,500 warrants to cover over-allotments, if any. On August 8, 2024, the representatives partially exercised their over-allotment option to purchase 1,987,500 shares. Between the closing date and August 21, 2024, the representatives fully exercised their over-allotment option to purchase 1,987,500 shares. The Underwritten Offering closed on August 9, 2024. After deducting underwriting commissions and other offering expenses, the Company received net proceeds of $3.468 million from the Underwritten Offering and exercise of over-allotment option.

On August 16, 2024, we completed a registered securities offering (the “Registered Offering”) of 6,365,385 units consisting of one share of our common stock, par value $0.001 per share, and one warrant to purchase one share of common stock at an exercise price equal to $0.26 per share of common stock. The net proceeds from the Registered Offering were approximately $1.655 million, before offering expenses paid by us. We expect to use the proceeds of the Registered Offering to fund general corporate purposes, including working capital, capital expenditures, or research and development. As compensation for the advisors’ services in connection with the Registered Offering, we have agreed to pay a cash fee of 5% of the aggregate gross proceeds of the Registered Offering and to issue to the advisors in the Registered Offering warrants to purchase 636,538 shares of our common stock. After deducting underwriting commissions and other offering expenses, the Company received net proceeds of $1.515 million from the Registered Offering.

Risks Associated with Our Business

Our business is subject to a number of risks of which you should be aware before making an investment decision. These risks are discussed more fully in the “Risk Factors” section of this prospectus supplement immediately following this prospectus supplement summary and in the “Risk Factors” sections in our Annual Report on Form 10-K for the year ended September 30, 2024, which is incorporated by reference in this prospectus supplement. These risks include the following:

Risks Related to Our Business and Industry

•	We might not be able to continue as a going concern. We believe that our cash on hand will be sufficient to fund our operations at least through February 28, 2025.

•

We are still in the early stages of commercialization, refining our technology. Our success depends on our ability to conclude development and market devices that are recognized as accurate, safe, and cost-effective as other options currently available in the market and cleared by the FDA.

•	We are subject to extensive regulation by the FDA, which could restrict the sales and marketing of our products and could cause us to incur significant costs.

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Risks Related to Ownership of Our Common Stock and Warrants

•	The market price of our common stock may fluctuate, and you could lose all or part of your investment.

•	We may not be able to maintain a listing of our common stock on the NYSE American.

•	We do not expect to declare or pay dividends in the foreseeable future.

•

Future issuances of our common stock or securities convertible into, or exercisable or exchangeable for, our common stock, or the expiration of lock-up agreements that restrict the issuance of new common stock or the trading of outstanding common stock, could cause the market price of our securities to decline and would result in the dilution of your holdings.

•

Future issuances of debt securities, which would rank senior to our common stock upon our bankruptcy or liquidation, and future issuances of preferred stock, which could rank senior to our common stock for the purposes of dividends and liquidating distributions, may adversely affect the level of return you may be able to achieve from an investment in our common stock.

Corporate Information

We were incorporated under the laws of the State of Nevada on October 8, 1998. Our executive office is located at 619 Western Avenue, Suite 610, Seattle, WA 98104. Our telephone number is (206) 903-1351 and our principal website address is located at www.knowlabs.co. The information on our website is not incorporated by reference in and is not deemed a part of this prospectus.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements and reduced disclosure obligations regarding executive compensation. To the extent we take advantage of any reduced disclosure obligations, it may make the comparison of our financial statements with other public companies difficult or impossible.

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THE OFFERING

Securities offered by us(1)

1,250,000 units, each unit consisting of one share of our common stock and one warrant to purchase one share of our common stock. Each warrant will have an exercise price of $0.24 per share (100% of the offering price of each unit being issued and sold in this offering) and will be immediately exercisable and will expire five years from the date of issuance.

The units will not be certificated or issued in stand-alone form. The shares of our common stock and the warrants comprising the units are immediately separable upon issuance and will be issued separately in this offering.

Offering Price	$0.24 per unit.

Number of warrants being offered by us	Warrants to purchase 1,250,000 shares of our common stock, excluding warrants issued to our Placement Agent.(1)

Total number of shares of common stock being offered by us

We are registering an aggregate 2,587,500 shares of our common stock, which represents all units being offered, inclusive of the common stock and common stock shares underlying the warrants, plus 87,500 Placement Agent’s Warrants (as defined below).

Description of warrants

Each warrant will have an exercise price of $0.24 per share (100% of the price of each unit being issued and sold in this offering) and will be immediately exercisable and will expire five years from the date of issuance. Each warrant is exercisable for one share of our common stock, subject to adjustment in the event of stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting our common stock as described herein.

The terms of the warrants will be governed by a Warrant Agency Agreement, dated as of the closing date of this offering, between us and Equiniti Trust Company, LLC, as the warrant agent (the “Warrant Agent”).

This offering also relates to the offering of the shares of common stock issuable upon the exercise of the warrants. For more information regarding the warrants, you should carefully read the section titled “Description of Securities – Description of Securities We are Offering – Offered Warrants” in this prospectus.

Common stock to be outstanding immediately after this offering(1)	109,347,936 shares of our common stock, assuming no exercise of the warrants issued in this offering or the Placement Agent’s Warrants (as defined below).

Use of proceeds	We intend to use the net proceeds of this offering for continuing operating expenses and working capital. See “Use of Proceeds.”

Risk factors

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-8 of this prospectus supplement, on page 4 of the accompanying prospectus, and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus and in any free writing prospectus that we authorize for use in connection with this offering for a discussion of factors you should carefully consider before investing in our common stock.

Trading Symbol/NYSE American Listing Application

Our common stock is listed on the NYSE American under the ticker symbol “KNW”. There is no established trading market for the Warrants and we do not expect a trading market to develop. We do not intend to apply for listing of the Warrants on any securities exchange or other trading market. Without a trading market, the liquidity of the Warrants will be extremely limited.

Transfer Agent; Warrant Agent	The transfer agent for our common stock and the Warrant Agent for the warrants is Equiniti Trust Company, LLC.

(1)

Pursuant to our Placement Agent Agreement, dated December 12, 2024, with Boustead Securities, LLC, our placement agent, upon closing of this offering, we have agreed to issue the placement agent warrants (“Placement Agent’s Warrants”) to purchase up to 87,500 shares of our common stock (representing 7% of the aggregate number of shares of our common stock sold in this offering). The Placement Agent’s Warrants will be exercisable at a per share exercise price equal $0.24, which is equal to 100% of the price of each unit being issued and sold in this offering. The Placement Agent’s Warrants are exercisable at any time and from time to time, in whole or in part, during the five-year period commencing 180 days from the commencement of sales of the Shares in this offering.

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The number of shares of common stock outstanding immediately following this offering is based on 108,097,936 shares outstanding as of December 11, 2024, and excludes:

•

27,506,731 shares of our common stock issuable upon the exercise of options outstanding as of September 30, 2024, under our 2021 Equity Incentive Plan (the “2021 Plan”), at a weighted average exercise price of $0.81 per share (including unearned stock option grants totaling 3,869,825 shares related to performance milestones);

•

26,952,081 additional shares of our common stock that are reserved for issuance under the 2021 Plan as of September 30, 2024. This includes the increase to 40,000,000 shares approved by our shareholders at the October 2024 annual shareholder meeting;

•

8,108,356 shares of our common stock issuable upon the conversion of Series C and D Convertible Preferred Stock as of September 30, 2024, and approximately 480,436 shares of common shares reserved to pay dividends on the outstanding shares of Series C Convertible Preferred Stock and Series D Convertible Preferred Stock, through September 30, 2024;

•	12,860,264 shares of our common stock issuable upon the conversion of convertible debentures and convertible notes outstanding as of September 30, 2024;

•	49,341,861 shares of our common stock issuable upon exercise of warrants outstanding as of September 30, 2024 at a weighted average exercise price of $0.66 per share; and

•	up to 87,500 shares of our common stock issuable upon exercise of the Placement Agent’s Warrants in connection with this offering.

Unless otherwise indicated, all information in this prospectus supplement assumes no exercise of the Warrants issued in this offering, the Placement Agent’s Warrants or of the outstanding warrants or options or conversion of the outstanding convertible notes or preferred stock.

RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risks, uncertainties and other factors described in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we have filed or will file with the SEC, and in other documents which are incorporated by reference into this prospectus supplement, including the risk factors and other information contained in or incorporated by reference into this prospectus supplement, before investing in any of our securities. Our business, financial condition, results of operations, cash flows or prospects could be materially adversely affected by any of these risks. The risks and uncertainties described in the documents incorporated by reference herein are not the only risks and uncertainties that we may face, and there may be additional risks and uncertainties which are not currently known to us or that we currently deem immaterial. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

S-8

Risks Related to our Common Stock and this Offering

This is a reasonable best efforts offering, with no minimum amount of securities required to be sold, and we may sell fewer than all of the securities offered hereby.

The Placement Agent has agreed to use its reasonable best efforts to solicit offers to purchase the securities in this offering. The Placement Agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. There is no required minimum number of securities that must be sold as a condition to completion of this offering, and there can be no assurance that the offering contemplated hereby will ultimately be consummated. Even if we sell securities offered hereby, because there is no minimum offering amount required as a condition to closing of this offering, the actual offering amount is not presently determinable and may be substantially less than the maximum amount set forth on the cover page of this prospectus supplement. We may sell fewer than all the securities offered hereby, which may significantly reduce the amount of proceeds received by us. Thus, we may not raise the amount of capital we believe is required for our operations in the short term and may need to raise additional funds, which may not be available or available on terms acceptable to us.

If we are unable to comply with the continued listing requirements of the NYSE American, then our common stock would be delisted from the NYSE American, which would limit investors’ ability to effect transactions in our common stock and subject us to additional trading restrictions.

Our common stock is currently listed on the NYSE American and the continued listing of our common stock on the NYSE American is contingent on our continued compliance with a number of listing requirements. If we are unable to comply with the continued listing requirements of the NYSE American, our common stock would be delisted from the NYSE American, which would limit investors’ ability to effect transactions in our common stock subject us to additional trading restrictions. In order to maintain our listing, we must maintain certain share prices, financial and share distribution targets, including maintaining a minimum amount of stockholders’ equity and a minimum number of public stockholders, as well as satisfy other listing requirements of the NYSE American. In addition to these objective standards, NYSE American may delist the securities of any issuer for other reasons involving the judgment of NYSE American.

On September 27, 2024, we received a notification from the NYSE American stating that our company is not in compliance with the minimum stockholders’ equity requirements of Sections 1003(a)(i), 1003(a)(ii) and 1003(a)(iii) of the NYSE American Company Guide (the “Company Guide”) requiring stockholders’ equity of $2.0 million or more if our company has reported losses from continuing operations and/or net losses in two of its three most recent fiscal years, $4.0 million or more if our company has reported losses from continuing operations and/or net losses in three of the four most recent fiscal years and $6.0 million or more if our company has reported losses from continuing operations and/or net losses in its five most recent fiscal years, respectively. As of June 30, 2024, we had stockholders’ deficit of $4.6 million and we have had losses in the most recent five fiscal years ended September 30, 2023.

We are now subject to the procedures and requirements of Section 1009 of the Company Guide. On October 27, 2024, we submitted a plan (the “Plan”) of actions it has taken or will take to regain compliance with the continued listing standards by March 27, 2026. If the NYSE American accepts the Plan, we will be able to continue its listing during the Plan period and will be subject to periodic reviews including quarterly monitoring for compliance with the Plan until it has regained compliance. If the Plan is not accepted by the NYSE American, delisting proceedings will commence. We may appeal a staff delisting determination in accordance with Section 1010 and Part 12 of the Company Guide.

There is no assurance that we will be able to maintain compliance with the NYSE American continued listing rules and/or continue its listing on the NYSE American in the future.

If the NYSE American delists our common stock from trading on its exchange and we are not able to list our securities on another national securities exchange, we expect the common stock would qualify to be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including:

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•	a limited availability of market quotations for our securities;

•	reduced liquidity for our securities;

•	substantially impair our ability to raise additional funds;

•	result in a loss of institutional investor interest and a decreased ability to issue additional securities or obtain additional financing in the future;

•

a determination that our common stock is a “penny stock,” which will require brokers trading in our common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

•	a limited amount of news and analyst coverage; and

•

potential breaches of representations or covenants of our agreements pursuant to which we made representations or covenants relating to our compliance with applicable listing requirements, which, regardless of merit, could result in costly litigation, significant liabilities and diversion of our management’s time and attention and could have a material adverse effect on our financial condition, business and results of operations.

The price of our common stock is volatile, which may cause investment losses for our stockholders.

The market price of our common stock has been and is likely in the future to be volatile. Our common stock price may fluctuate in response to factors such as:

•

Announcements by us regarding liquidity, significant acquisitions, equity investments and divestitures, strategic relationships, addition or loss of significant customers and contracts, capital expenditure commitments and litigation;

•	Issuance of convertible or equity securities and related warrants for general or merger and acquisition purposes;

•	Issuance or repayment of debt, accounts payable or convertible debt for general or merger and acquisition purposes;

•	Sale of a significant number of shares of our common stock by stockholders;

•	General market and economic conditions;

•	Quarterly variations in our operating results;

•	Investor and public relation activities;

•	Announcements of technological innovations;

•	New product introductions by us or our competitors;

•	Competitive activities;

•	Low liquidity; and

•	Additions or departures of key personnel.

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These broad market and industry factors may have a material adverse effect on the market price of our common stock, regardless of our actual operating performance. These factors could have a material adverse effect on our business, financial condition, and results of operations.

The sale of a significant number of our shares of common stock could depress the price of our common stock.

As of September 30, 2024, we had 108,097,936 shares of common stock issued and outstanding. As of September 30, 2024, there were options outstanding for the purchase of 27,506,731 shares of our common stock (including unearned stock option grants totaling 3,869,825 shares related to performance targets), warrants for the purchase of 49,341,861 shares of our common stock, 8,108,356 shares of our common stock issuable, collectively, upon the conversion of our Series C and D Convertible Preferred Stock, and approximately 480,436 shares of our common stock, collectively, reserved to pay accrued dividends on our Series C and Series D Convertible Preferred Stock. In addition, we currently have 9,020,264 shares of our common stock are issuable upon conversion of convertible debentures of $2,761,931 and 3,840,000 shares of our common stock are issuable upon conversion of convertible debentures of $1,961,575. Further, under the current terms of our Series C and D Convertible Preferred Stock, and assuming no changes in the ownership thereof, going forward on a quarterly basis we will accrete as a preferred dividend the value of approximately 160,000 shares of common stock, which are issuable if such dividends become payable as additional shares of preferred stock, and such preferred stock is then converted into common stock. We have the option to repay Lind Global Fund II LP (“Lind”) in cash or common stock. Should we make our monthly payments in common stock, there may be a price adjustment. All of the foregoing shares could potentially dilute future earnings per share and are excluded from the September 30, 2024, calculation of diluted net loss per share because their impact is antidilutive.

Significant shares of common stock are held by our principal stockholders, other company insiders and other large stockholders. As “affiliates,” as defined under Rule 144 under the Securities Act, our principal stockholders, other of our insiders and other large stockholders may only sell their shares of common stock in the public market pursuant to an effective registration statement or in compliance with Rule 144.

These options, warrants, convertible notes payable and convertible preferred stock could result in further dilution to common stockholders and may affect the market price of the common stock.

Raising additional capital, including as a result of this offering, may cause dilution to our stockholders, restrict our operations or require us to relinquish rights to our product candidates.

Until such time, if ever, as we can generate substantial revenue, we expect to finance our cash needs through a combination of equity offerings, debt financings and license and development agreements. We do not currently have any committed external source of funds. To the extent that we raise additional capital through the sale of equity securities, including from this offering, or convertible debt securities, your ownership interest will be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect your rights as a common stockholder. Debt financing and preferred equity financing, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends.

If we raise additional funds through collaborations, strategic alliances or marketing, distribution or licensing arrangements with third parties, we may be required to relinquish valuable rights to our research and development activities or product candidates on terms that may not be favorable to us. If we are unable to raise additional funds through equity or debt financings or other arrangements with third parties when needed, we may be required to delay, limit, reduce or terminate our product development or future commercialization efforts to third parties to develop and market product candidates that we would otherwise prefer to develop and market ourselves.

We have broad discretion as to the use of proceeds from this offering and may not use the proceeds effectively.

We have broad discretion in the application of the net proceeds from this offering and may spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. We intend to use the net proceeds from this offering for product development, intellectual property development, marketing, operating expenses and general corporate purposes. Stockholders will not have the opportunity to influence our management’s decisions on how to use the net proceeds, and our failure to apply the funds effectively could have a material adverse effect on our business, delay the development of our product candidates and cause the price of our common stock to decline.

S-11

Future capital raises or other issuances of equity or debt securities may dilute our existing stockholders’ ownership and/or have other adverse effects on our operations.

Pursuant to our articles of incorporation, we are authorized to issue 300,000,000 shares of common stock. To the extent that common stock is available for issuance, subject to compliance with applicable stock exchange listing rules, our board of directors has the ability to issue additional shares of common stock in the future for such consideration as the board of directors may consider sufficient. The issuance of any additional shares could, among other things, result in substantial dilution of the percentage ownership of our stockholders at the time of issuance, result in substantial dilution of our earnings per share and adversely affect the prevailing market price for our common stock.

Pursuant to our articles of incorporation, we are also authorized to issue 5,000,000 shares of blank check preferred stock of which 30,000 shares have been designated as our Series C Convertible Preferred Stock and 20,000 shares have been designated as our Series D Convertible Preferred Stock. Such preferred stock is senior to our common stock in terms of dividend priority and liquidation preference. Any preferred stock that we issue in the future may rank ahead of our common stock in terms of dividend priority or liquidation preference and may have greater voting rights than our common stock. In addition, such preferred stock may contain provisions allowing those shares to be converted into shares of common stock, which could dilute the value of our common stock to current stockholders and could adversely affect the market price, if any, of our common stock. In addition, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of our company. Although we have no present intention to designate or issue any shares of our authorized blank check preferred stock, there can be no assurance that we will not do so in the future.

As a result of the modifications of our Series C and D Convertible Preferred Stock (see Description of Securities—Preferred Stock), assuming no changes in the amount of outstanding Series C Convertible Preferred Stock or Series D Convertible Preferred Stock ownership, going forward on a quarterly basis we will accrete as a preferred dividend the value of approximately 160,000 shares of common stock. Future accreted dividends will be settled by issuing additional shares of preferred stock which can then be converted to common stock.

In the future, we may also attempt to increase our capital resources by offering debt securities. These debt securities would have rights senior to those of our common stock and the terms of the debt securities issued could impose significant restrictions on our operations, including liens on our assets.

Because our decision to issue securities or incur debt in our future offerings will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings and debt financing. Further, market conditions could require us to accept less favorable terms for the issuance of our securities in the future. Thus, you will bear the risk of our future offerings reducing the value of your shares and diluting your interest in us.

The exercise prices of certain warrants, and the conversion prices of our outstanding convertible notes payable and our preferred stock may require further adjustment.

As a result of this financing, if in the future, if we sell our common stock at a price below $0.24 per share, the conversion price of (i) the outstanding shares of Series C and D Convertible Preferred Stock; (ii) promissory notes convertible into 9,020,264 shares of our common stock; and (iii) warrants to purchase 7,634,381 shares of common stock would adjust below $0.24 per share. We have the option to repay Lind in cash or common stock. Should we make our monthly payments in common stock, there may be a price adjustment.

If our company were to dissolve or wind-up operations, holders of our common stock would not receive a liquidation preference.

If we were to wind up or dissolve our company and liquidate and distribute our assets, our common stockholders would share in our assets only after we satisfy any amounts we owe to our creditors and preferred equity holders. If our liquidation or dissolution were attributable to our inability to profitably operate our business, then it is likely that we would have material liabilities at the time of liquidation or dissolution. Accordingly, it is very unlikely that sufficient assets will remain available after the payment of our creditors and preferred equity holders to enable common stockholders to receive any liquidation distribution with respect to any common stock.

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This offering may cause the trading price of our common stock to decrease.

The price per unit and concurrently issued Warrants, together with the number of shares of common stock we propose to issue and ultimately will issue if this offering is completed, may result in an immediate decrease in the market price of our common stock. This decrease may continue after the completion of this offering and the private placement.

The warrants are speculative in nature and there is not expected to be an active trading market for the warrants.

The warrants offered in this offering do not confer any rights of common stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of our common stock at a fixed price for a limited period of time. Specifically holders of the warrants may exercise their right to acquire the common stock and pay an exercise price of $0.24 per share (100% of the offering price of each unit), prior to five years from the date of issuance, after which date any unexercised warrants will expire and have No further value. In addition, there is No established trading market for the warrants, and we do not expect an active trading market to develop. Without an active trading market, the liquidity of the warrants will be limited.

Holders of the Warrants will have no rights as common stockholders unless and until they acquire our common stock.

Until holders of the warrants offered in this offering acquire shares of our common stock upon exercise of the warrants, the holders will have no rights with respect to shares of our common stock issuable upon exercise of the warrants. Upon exercise of the warrants, the holder will be entitled to exercise the rights of a common stockholder as to the security exercised only as to matters for which the record date occurs after the exercise.

Provisions of the Warrants could discourage an acquisition of us by a third party.

Certain provisions of the Warrants and our outstanding warrants could make it more difficult or expensive for a third party to acquire us. The Warrants and certain of our outstanding warrants prohibit us from engaging in certain transactions constituting “fundamental transactions” unless, among other things, the surviving entity assumes our obligations under the warrants. These and other provisions of the Warrants and our outstanding warrants could prevent or deter a third party from acquiring us even where the acquisition could be beneficial to you.

We do not anticipate paying any cash dividends on our capital stock in the foreseeable future.

We have never declared or paid cash dividends on our capital stock. We currently intend to retain all of our future earnings, if any, to finance the growth and development of our business, and we do not anticipate paying any cash dividends on our capital stock in the foreseeable future. In addition, the terms of any future debt agreements may preclude us from paying dividends. As a result, capital appreciation, if any, of our common stock will be your sole source of gain for the foreseeable future.

Our stock price is and may continue to be volatile and you may not be able to resell our common stock at or above the price you paid.

The market price for shares of common stock is volatile and may fluctuate significantly in response to a number of factors, many of which we cannot control, such as quarterly fluctuations in financial results, the timing and our ability to advance the development of our product candidates or changes in securities analysts’ recommendations could cause the price of our stock to fluctuate substantially. In addition, stock markets generally have recently experienced volatility. Our stock price is likely to experience significant volatility in the future. The price of our common stock may decline and the value of any investment in our common stock may be reduced regardless of our performance. Further, the daily trading volume of our common stock has historically been relatively low. As a result of the historically low volume, our stockholders may be unable to sell significant quantities of common stock in the public trading markets without a significant reduction in the price of our shares of common stock. Each of these factors, among others, could harm your investment in our securities and could result in your being unable to resell the shares of our common stock that you purchase as part of the units at a price equal to or above the price you paid.

S-13

USE OF PROCEEDS

We estimate that we will receive net proceeds of approximately $268,500 from the sale of the units offered by us in this offering after deducting estimated placement agent fees, advisor fees, and estimated offering expenses payable by us and excluding the proceeds, if any, from the subsequent exercise of any Warrants being issued as part of the units.

We intend to use the proceeds from this offering for product development, intellectual property development, marketing, operating expenses and general corporate purposes.

We intend to use the net proceeds of this offering as follows:

$
Product development	$100,000
General and administrative and intellectual properties	100,000
Working capital	68,500
Net proceeds	$268,500

The foregoing represents our current intentions to use and allocate the net proceeds of this offering based upon our present plans and business conditions. Our management, however, will have broad discretion in the way that we use the net proceeds of this offering. Pending the final application of the net proceeds of this offering, we intend to invest the net proceeds of this offering in short‑term, interest‑bearing, investment‑grade securities.

CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2024, on an actual basis; and on an as adjusted basis to give effect to the issuance of shares of common stock and warrants at the offering price of $0.24 per unit, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

The pro forma information below is illustrative only and our capitalization following the completion of this offering is subject to adjustment based on the offering price of our units and other terms of this offering determined at pricing. You should read this table together with our financial statements and the related notes in our Annual Report on Form 10-K for the fiscal year ended September 30, 2024, which is incorporated herein by reference.

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In thousands of $

	September 30, 2024
	Actual	Pro Forma
	(Audited)	(Unaudited)
Cash and cash equivalents	$3,111	$3,380

Convertible notes payable	$3,263	$3,263
Convertible notes payable - related parties	$1,461	$1,461

STOCKHOLDERS' (DEFICIT)
Series C Convertible Preferred Stock	$2	$2
Series D Convertible Preferred Stock	1	1
Common stock	108	109
Additional paid in capital	136,469	136,736
Accumulated deficit	(138,736)	(138,736)
Total stockholders' (deficit)	$(2,156)	$(1,888)
Total capitalization	$2,568	$2,837

The discussion and table above are based on 108,097,936 shares of our common stock outstanding as of September 30, 2024, and do not include as of September 30, 2024:

•

27,506,731 shares of our common stock issuable upon the exercise of options outstanding as of September 30, 2024, under our 2021 Equity Incentive Plan (the “2021 Plan”), at a weighted average exercise price of $0.81 per share (including unearned stock option grants totaling 3,869,825 shares related to performance milestones);

•

26,952,081 additional shares of our common stock that are reserved for issuance under the 2021 Plan as of September 30, 2024. This includes the increase to 40,000,000 shares approved by our shareholders at the October 2024 annual shareholder meeting;

•

8,108,356 shares of our common stock issuable upon the conversion of Series C and D Convertible Preferred Stock as of September 30, 2024, and approximately 480,436 shares of common shares reserved to pay dividends on the outstanding shares of Series C Convertible Preferred Stock and Series D Convertible Preferred Stock, through September 30, 2024;

•	12,860,264 shares of our common stock issuable upon the conversion of convertible debentures and convertible notes outstanding as of September 30, 2024;

•	49,341,861 shares of our common stock issuable upon exercise of warrants outstanding as of September 30, 2024, at a weighted average exercise price of $0.66 per share; and

•	up to 87,500 shares of our common stock issuable upon exercise of the Placement Agent’s Warrants in connection with this offering.

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DILUTION

If you invest in this offering, your ownership interest will be diluted immediately to the extent of the difference between the offering price per share of our common stock and the as adjusted net tangible book value per share of our common stock after this offering. Our net tangible book value as of September 30, 2024, was approximately ($2,156,000), or ($0.02) per share of our common stock. Net tangible book value per share is equal to our total tangible assets less our total liabilities, divided by the number of shares of our outstanding common stock.

After giving effect to the sale of units in this offering at the offering price of $0.24 per unit, and after deducting the estimated placement agent fees, advisor fees, and estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2024, would have been approximately ($1,888,000), or ($0.017) per share of common stock. This represents an immediate increase in as adjusted net tangible book value of $0.003 per share to our existing stockholders, and an immediate dilution of $0.257 per share to new investors purchasing securities in this offering at the final offering price.

The following table illustrates this dilution on a per share basis:

Assumed public offering price per share		$0.240
Net tangible book value per share as of September 30, 2024	$(0.020)
Increase in net tangible book value per share attributable to this offering	$0.003
Pro forma as adjusted net tangible book value per share after this offering		$(0.017)
Amount of dilution in net tangible book value per share to new investors in this offering		$0.257

The foregoing discussion and table do not take into account the further dilution to investors in this offering that could occur upon the exercise of outstanding options, convertible preferred stock, convertible notes and warrants.

The discussion and table above are based on 108,097,936 shares of our common stock outstanding as of September 30, 2024, and do not include as of September 30, 2024:

•

27,506,731 shares of our common stock issuable upon the exercise of options outstanding as of September 30, 2024, under our 2021 Equity Incentive Plan (the “2021 Plan”), at a weighted average exercise price of $0.81 per share (including unearned stock option grants totaling 3,869,825 shares related to performance milestones);

•

26,952,081 additional shares of our common stock that are reserved for issuance under the 2021 Plan as of September 30, 2024. This includes the increase to 40,000,000 shares approved by our shareholders at the October 2024 annual shareholder meeting;

•

8,108,356 shares of our common stock issuable upon the conversion of Series C and D Convertible Preferred Stock as of September 30, 2024, and approximately 480,436 shares of common shares reserved to pay dividends on the outstanding shares of Series C Convertible Preferred Stock and Series D Convertible Preferred Stock, through September 30, 2024;

•	12,860,264 shares of our common stock issuable upon the conversion of convertible debentures and convertible notes outstanding as of September 30, 2024;

•	49,341,861 shares of our common stock issuable upon exercise of warrants outstanding as of September 30, 2024, at a weighted average exercise price of $0.66 per share; and

•	up to 87,500 shares of our common stock issuable upon exercise of the Placement Agent’s Warrants in connection with this offering.

To the extent that our outstanding options or warrants are exercised, new options are issued under our equity incentive plan, or additional shares of our common stock are issued in the future, there may be further dilution to investors participating in this offering. In addition, we may choose to raise additional capital because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

S-16

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock, and we do not currently intend to pay any cash dividends on our capital stock in the foreseeable future. We currently intend to retain all available funds and any future earnings to support operations and to finance the growth and development of our business. Investors should not purchase our Common Stock with the expectation of receiving cash dividends. Any future determination to declare dividends will be made at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements, general business conditions, and other factors that our board of directors may deem relevant.

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

The following description is a summary of some of the terms of our securities, our organizational documents and Nevada law. The descriptions in this prospectus supplement and the accompanying prospectus of our securities and our organizational documents do not purport to be complete and are subject to, and qualified in their entirety by reference to, our organizational documents, copies of which have been or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus form a part. This summary supplements the description of our capital stock in the accompanying prospectus and, to the extent it is inconsistent, replaces the description in the accompanying prospectus.

We are offering 1,250,000 units at a fixed price of $0.24 per unit. Each unit shall consist of one share of common stock and one warrant to purchase one share of common stock. The shares of common stock and warrants that we are offering are immediately separable and will be issued separately. See “Description of Common Stock We May Offer” and “Certain Provisions of Nevada Law and of The Company’s Articles of Incorporation and Bylaws” in our base prospectus and “Description of Securities” filed as Exhibit 4.2 to our Annual Report on 10-K for more information regarding our shares of common stock.

The following is a brief summary of certain terms and conditions of the securities being offered in this offering.

Common Stock

We currently have authority to issue up to 300,000,000 shares of common stock, $0.001 par value per share. As of December 11, 2024, we had 108,097,936 shares of common stock outstanding. From time to time, we may amend our certificate of incorporation to increase the number of authorized shares of common stock. Any such amendment would require the approval of the holders of a majority of the voting power of the shares entitled to vote thereon.

Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders, including the election of directors, and are entitled to receive dividends when and as declared by our Board out of funds legally available therefore for distribution to stockholders and to share ratably in the assets legally available for distribution to stockholders in the event of the liquidation or dissolution, whether voluntary or involuntary, of our company. We have not paid any dividends and do not anticipate paying any dividends on our common stock in the foreseeable future. It is our present policy to retain earnings, if any, for use in the development of our business. Our common stockholders do not have cumulative voting rights in the election of directors and have No preemptive, subscription, or conversion rights. Our common stock is subject to redemption by us.

Our common stock is listed on the NYSE American under the symbol “KNW.”

Offered Warrants

The following summary of certain terms and provisions of the warrants included in the units that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the warrant and the warrant agency agreement between us and the Warrant Agent, the forms of which will be filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of warrant and the warrant agency agreement for a complete description of the terms and conditions of the warrants.

Duration, Exercise Price and Form

Each warrant included in the units will have an initial exercise price equal to $0.24 per share (equal to 100% of the price of each unit being issued and sold in this offering). The warrants will be immediately exercisable and will expire on the five-year anniversary of the original issuance date. The exercise price and number of shares of common stock issuable upon exercise are subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price. The warrants will be issued separately from the common stock and may be transferred separately immediately thereafter.

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Exercisability

The warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to the Warrant Agent a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise. A holder (together with its affiliates) may not exercise any portion of such holder’s warrants to the extent that the holder would own more than 4.99% of the outstanding common stock (or at the election of a holder prior to the date of issuance, 9.99%) immediately after exercise. However, upon notice from the holder to us, the holder may decrease or increase the holder’s beneficial ownership limitation, which may not exceed 9.99% of the number of outstanding shares of common stock immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants, provided that any increase in the beneficial ownership limitation will not take effect until 61 days following notice to us.

Cashless Exercise

If, at the time a holder exercises its warrants, a registration statement registering the issuance or resale of the shares of common stock underlying the warrants under the Securities Act is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the warrants.

Fundamental Transactions

In the event of a fundamental transaction, as described in the warrants and generally including (a) any merger or consolidation with or into another entity if, after giving effect to such transaction, any shareholder (or group of shareholders acting in concert) own more than fifty percent of the aggregate voting power of our company or the successor entity of such transaction, (b) sale of all or substantially all of our assets, (c) tender offer or exchange offer and has been accepted by the holders of fifty percent or more of the outstanding common stock or fifty percent or more of the voting power of the common equity of our company, (d) reclassification of our common stock if, after giving effect to such transaction, any shareholder (or group of shareholders acting in concert) own more than fifty percent of the aggregate voting power of our company or the successor entity of such transaction, or (e) one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another person or group of persons whereby such other person or group acquires more than fifty percent of the outstanding shares of common stock or more than fifty percent of the voting power of the common equity of our Company, then upon any subsequent exercise of the warrants, the holder will have the right to receive as alternative consideration, for each share of our common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock of the successor or acquiring corporation or of our company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of our common stock for which the warrants are exercisable immediately prior to such event. Notwithstanding the foregoing, in the event of a fundamental transaction, the holders of the warrants have the right to require us or a successor entity to redeem the warrants for cash in the amount of the Black-Scholes Value (as defined in the warrants) of the remaining unexercised portion of the warrants on the date of the consummation of such fundamental transaction, concurrently with or within 30 days following the consummation of a fundamental transaction.

However, in the event of a fundamental transaction which is not in our control, including a fundamental transaction not approved by our board of directors, the holders of the warrants will only be entitled to receive from us or our successor entity, as of the date of consummation of such fundamental transaction the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of the warrants that are being offered and paid to the holders of our common stock in connection with the fundamental transaction, whether that consideration is in the form of cash, stock or any combination of cash and stock, or whether the holders of our common stock are given the choice to receive alternative forms of consideration in connection with the fundamental transaction.

S-18

Warrant Agent; Global Certificate

The warrants will be issued in book-entry form under a warrant agency agreement between the Warrant Agent and us. The warrants will initially be represented only by one or more global warrants deposited with the warrant agent, as custodian on behalf of The Depository Trust Company, or DTC, and registered in the name of Cede & Co, a nominee of DTC, or as otherwise directed by DTC.

Transferability

Subject to applicable laws, a warrant may be transferred at the option of the holder upon surrender of the warrant to us together with the appropriate instruments of transfer.

Fractional Shares

No fractional shares of common stock will be issued upon the exercise of the warrants. Rather, the number of shares of common stock to be issued will at our election, either be rounded up to the nearest whole number or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Rights as a Stockholder

Except as otherwise provided in the warrants or by virtue of the holders’ ownership of shares of common stock, the holders of the warrants do not have the rights or privileges of holders of our shares of common stock, including any voting rights, until such holders exercise their warrants.

Waivers and Amendments

No term of the warrants may be amended or waived without the written consent of the holder.

S-19

PLAN OF DISTRIBUTION

We have engaged Boustead Securities, LLC (the “placement agent”) to act as our exclusive placement agent, on a reasonable best-efforts basis, in connection with this offering pursuant to this prospectus supplement and accompanying prospectus. The terms of this offering are subject to market conditions and negotiations between us, the placement agent, and prospective investors. The engagement agreement does not give rise to any commitment by the placement agent to purchase any of the securities, and the placement agent will have no authority to bind us by virtue of the engagement agreement. The placement agent is not purchasing the securities offered by us in this offering and is not required to sell any specific number or dollar amount of securities but will assist us in this offering on a reasonable best-efforts basis. Further, the placement agent does not guarantee that it will be able to raise new capital in any prospective offering. The placement agent may engage sub-agents or selected dealers to assist with the offering. The placement agent has no commitment to buy any of the securities offered pursuant to this prospectus supplement and accompanying prospectus. We have entered into a securities purchase agreement directly with the investors in connection with this offering, and we will only sell to investors who have entered into the securities purchase agreement. We may not sell the entire amount of units offered pursuant to this prospectus supplement.

We expect to deliver the shares of our common stock underlying the units being offered pursuant to this prospectus supplement on or about December 16, 2024, subject to satisfaction of customary closing conditions.

Fees and Expenses

Pursuant to our engagement agreement, we have agreed to pay the placement agent fees set forth in the table below.

	Per Unit	Total
Public offering price	$0.240	$300,000
Less placement agent and advisor fees	(0.025)	(31,500)
Proceeds, before expenses, to Know Labs, Inc.	$0.215	$268,500

We have agreed to pay the placement agent and advisor fees in connection with this offering (i) a cash fee equal to 10.5% of the aggregate gross proceeds of this offering, (ii) $0 for fees and expenses of the placement agent’s counsel and other out of pocket expenses, and (iii) a non-accountable expense allowance of $0. We estimate the total offering expenses of this offering that will be payable by us, excluding the placement agent’s fees and expenses, will be approximately $50,000.

Placement Agent’s Warrants

Upon closing of this offering, we have agreed to issue the placement agent warrants (“Placement Agent’s Warrants”) to purchase up to 87,500 shares of our common stock (representing 7% of the aggregate number of shares of our common stock sold in this offering). The Placement Agent’s Warrants will be exercisable at a per share exercise price of $0.24, which is equal to 100% of the price of each unit being issued and sold in this offering. The Placement Agent’s Warrants are exercisable at any time and from time to time, in whole or in part, during the five-year period commencing 180 days from the commencement of sales of the Shares in this offering.

The Placement Agent’s Warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(e)(1)(A) of FINRA. The placement agent (or permitted assignees under Rule 5110(e)(2)) will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days following the commencement of sales of the securities issued in this offering. The exercise price and number of shares issuable upon exercise of the Placement Agent’s Warrants may be adjusted in certain circumstances including in the event of a stock dividend or our recapitalization, reorganization, merger or consolidation. However, the Placement Agent’s Warrant exercise price or underlying shares will not be adjusted for issuances of shares of our common stock at a price below the warrant exercise price.

S-20

Right of First Refusal Waiver Fees

Pursuant to an Underwriting Agreement, dated August 7, 2024, with Boustead Securities, LLC and The Benchmark Company, LLC (“Benchmark”), we have agreed that Benchmark has the right to act as investment banker, book runner and/or placement agent, at its discretion, for certain of our future public and private equity offerings, including this offering. Benchmark has agreed to waive its right to act in such capacity in connection with this offering in exchange for a cash fee of 3.5% of the aggregate gross proceeds of this offering.

Lock-up Agreements

We and each of our officers and directors have agreed to be subject to a lock-up for a period of 60 days following the date of closing of the offering pursuant to this prospectus supplement and accompanying prospectus. This means that, during the applicable lock-up period, we may not issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of common stock or their equivalents, subject to certain exceptions and such persons may not offer for sale, contract to sell, sell, distribute, grant any option, right or warrant to purchase, pledge, hypothecate or otherwise dispose of, directly or indirectly, any of our common stock or any securities convertible into, or exercisable or exchangeable for, common stock, subject to certain exceptions. In addition, subject to certain exceptions, we have agreed to not issue any securities that are subject to a price reset based on the trading prices of our common stock or upon a specified or contingent event in the future, or enter into any agreement to issue securities at a future determined price for a period of 60 days following the closing date of this offering, subject to certain exceptions.

Indemnification

We have agreed to indemnify the placement agent against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the placement agent may be required to make in respect thereof.

Regulation M

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the shares sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares by the placement agent acting as principal. Under these rules and regulations, the placement agent:

•	may not engage in any stabilization activity in connection with our securities; and

•	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Other Relationships

From time to time, the placement agent or its affiliates may provide in the future various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. However, except as disclosed in this prospectus supplement, we have no present arrangements with the placement agent for any further services.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC.

Listing

Our common stock is listed on the NYSE American under the symbol “KNW.”

S-21

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Dentons Durham Jones Pinegar P.C., Salt Lake City, Utah.

EXPERTS

The consolidated financial statements of Know Labs, Incorporated and subsidiaries as of September 30, 2024 and 2023 and for the each of the two years in the period ended September 30, 2024, have been incorporated in this registration statement by reference to the Annual Report on Form 10-K for the year ended September 30, 2024, in reliance upon the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 2 to the consolidated financial statements) of BPM LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and special reports, and other information with the SEC. All such reports and other information are available to the public through the SEC’s website at http://www.sec.gov.

We also maintain a website where you can obtain information about us at www.knowlabs.co. Our website includes our annual, quarterly and current reports, together with any amendments to these reports, as well as certain other SEC filings, as soon as reasonably practicable after they are electronically filed with or furnished to the SEC. The information contained on our website is not part of this prospectus, and you should not consider it to be part of this document.

INCORPORATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement and accompanying prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement and accompanying prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus supplement and accompanying prospectus, or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus supplement and accompanying prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus supplement and accompanying prospectus incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	our Annual Report on Form 10-K for the year ended September 30, 2024, filed with the SEC on November 14, 2024, as amended on Form 10-K/A filed with the SEC on December 9, 2024;

•

our Current Reports on Form 8-K filed with the SEC on October 2, 2024, October 9, 2024, October, 28, 2024, October 30, 2024 and December 11, 2024 (other than any portions thereof deemed furnished and not filed)

•	our Definitive Proxy Statement on Schedule 14A filed with the SEC on August 12, 2024; and

•

the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on September 15, 2022, including any amendments thereto or reports filed for the purposes of updating this description, including Exhibit 4.2 to our Annual Report on Form 10-K for the year ended September 30, 2024, filed with the SEC on November 14, 2024.

S-22

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering, including all filings made after the date of this prospectus supplement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus supplement and deemed to be part of this prospectus supplement from the date of the filing of such reports and documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein, any prospectus supplement or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may obtain any of the documents incorporated by reference in this prospectus supplement from the SEC through the SEC’s website at the address provided above. You also may request a copy of any document incorporated by reference in this prospectus supplement (excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference in this document), at no cost, by writing or telephoning us at the following address and phone number:

Know Labs Inc.

619 Western Avenue, Suite 610

Seattle, WA 98104

(206) 903-1351

ask@knowlabs.co

www.knowlabs.co

S-23

KNOW LABS INC.

Prospectus

$18,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

This prospectus relates to common stock, preferred stock, debt securities, warrants, rights and units that Know Labs, Inc. may sell from time to time in one or more offerings on terms to be determined at the time of sale. We refer to the common stock, preferred stock, debt securities, warrants, rights and units collectively as the “securities.” We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement for those securities.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See “Plan of Distribution” in this prospectus. We may also describe the plan of distribution for any particular offering of these securities in any applicable prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

Our common stock trades on NYSE American under the symbol “KNW.” On December 21, 2023 the last sale price of our common stock on NYSE American was $0.53 per share.

INVESTING IN OUR SECURITIES INVOLVES RISKS. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES DESCRIBED UNDER THE HEADING “RISK FACTORS” CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND ANY RELATED FREE WRITING PROSPECTUS, AND UNDER SIMILAR HEADINGS IN OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS OR ANY SUCH PROSPECTUS SUPPLEMENT. SEE “RISK FACTORS” ON PAGE 2 OF THIS PROSPECTUS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

 __________________________________________________________________

The date of this prospectus is January 11, 2024.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf process, we may from time to time sell any combination of securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration process, we will provide a prospectus supplement that will contain specific information about the terms of the securities being offered. That prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and a prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and any applicable prospectus supplement together with additional information described below under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

When acquiring any securities discussed in this prospectus, you should rely on the information provided in this prospectus and any free writing prospectus we may authorize for use in connection with such offering, including the information incorporated by reference. Neither we, nor any underwriters or agents, have authorized anyone to provide you with different information. We are not offering the securities in any state where such an offer is prohibited. You should not assume that the information in this prospectus, any prospectus supplement, any free writing prospectus we may authorize for use in connection with such offering, or any document incorporated by reference, is truthful or complete at any date other than the date mentioned on the cover page of those documents. You should also carefully review the section entitled “Risk Factors”, which highlights certain risks associated with an investment in our securities, to determine whether an investment in our securities is appropriate for you.

As used in this Registration Statement on Form S-3 (this “Form S-3”), unless the context otherwise requires, the terms “we,” “us,” “our,” “Know Labs” and the “Company” refer to Know Labs, Inc., a Nevada corporation.

1

FORWARD-LOOKING STATEMENTS

This Form S-3 contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be covered by the “safe harbor” created by those sections. Forward-looking statements, which are based on certain assumptions and describe our “believe,” “expect,” “may,” “will,” “should,” “would,” “could,” “seek,” “intend,” “plan,” “goal,” “project,” “estimate,” “anticipate,” “strategy”, “future”, “likely” or other comparable terms and references to future periods. All statements other than statements of historical facts included in this Form S-3 regarding our strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Examples of forward-looking statements include, among others, statements we make regarding expectations for revenues, cash flows and financial performance, the anticipated results of our development efforts and the timing for receipt of required regulatory approvals and product launches. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following:

•	our goals and strategies;

•	our future business development, financial condition and results of operations;

•	expected product development outcomes, including obtaining regulatory clearance;

•	expected changes in our revenue, costs or expenditures;

•	growth of and competition trends in our industry;

•	our expectations regarding demand for, and market acceptance of, our products;

•	our expectations regarding our relationships with investors, institutional funding partners and other parties with whom we collaborate;

•	the adequacy of protections afforded to us by the patents that we own and the success we may have in, and the cost to us of, maintaining, enforcing and defending those patents;

•	our ability to obtain, expand and maintain patent protection in the future, and to protect our non-patented intellectual property;

•	our need to secure required FDA and other regulatory approvals from governmental authorities in United States;

•	our expectation regarding the use of proceeds from this offering;

•	fluctuations in general economic and business conditions in the markets in which we operate; and

•	our success at managing the risks involved in the foregoing items; and

•	other factors discussed in the Risk Factors sections of this Form S-3.

Any forward-looking statement made by us herein is based only on information currently available to us and speaks only as of the date on which it is made. Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

2

THE COMPANY

Know Labs is an emerging leader in non-invasive medical diagnostics. We are focused on the development and commercialization of our proprietary sensor technology utilizing radio and microwave spectroscopy. When paired with our machine learning platform, our technology is capable of uniquely identifying and measuring almost any material or analyte using electromagnetic energy to detect, record, identify, and measure the unique “signature” of said materials or analytes.

The first application of our sensor technology is in a product to non-invasively monitor blood glucose levels. Our device will provide the user with real-time information on their blood glucose levels.  We recently announced our Generation 1 working prototype device.  This device embodies the sensor which has been used in internal clinical testing.  We have also announced the work our R&D team is doing on the Generation 2 of our device, which is a wearable format and could be a final form factor, ready for commercial application. We are expanding our testing, both internally and externally, and will refine the device over time, which will require FDA clearance before entering the market.

Following FDA clearance of our non-invasive blood glucose monitoring device, Know Labs plans to expand its sensor technology to other non-invasive medical diagnostic applications. As a platform technology, it can identify numerous other analytes in the human body that are important in medical diagnostics and human health and wellness.

While medical diagnostics applications, with blood glucose monitoring paramount, are the focus of Know Labs, the Company’s proprietary radio frequency and microwave spectroscopy platform have broad applicability outside of the medical diagnostic realm.  Over time, as resources allow, the Company will explore those opportunities.

Company Information

Our principal executive offices are located at 500 Union Street, Suite 810, Seattle, Washington, USA, 98101. Our telephone number is (206) 903-1351. Our website address is www.knowlabs.co. The information on, or that can be accessed through, our website is not part of this prospectus and is not incorporated by reference in this prospectus.

3

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risk factors described in our Annual Report on Form 10-K for our most recent fiscal year (together with any material changes thereto contained in subsequent filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) and those contained in our other filings with the SEC, which are incorporated by reference in this prospectus and any accompanying prospectus supplement.

The prospectus supplement applicable to each type or series of securities we offer may contain a discussion of risks applicable to the particular types of securities that we are offering under that prospectus supplement. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the caption “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained in the prospectus supplement or appearing or incorporated by reference in this prospectus. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment.

4

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, the net proceeds from the sale of the securities will be used for working capital and general corporate purposes, which may include funding product development and commercialization activities.

5

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus to one or more underwriters or dealers for public offering, through agents, directly to one or more purchasers or through a combination of any such methods of sale.  The name of any such underwriters, dealers or agents involved in the offer and sale of the securities, the amounts underwritten and the nature of its obligation to take the securities will be specified in the applicable prospectus supplement.  We have reserved the right to sell the securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so.  The sale of the securities may be effected in one or more transactions (a) on any national or international securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, (b) in the over-the-counter market, (c) in transactions otherwise than on such exchanges or in the over-the-counter market or (d) through the writing of options. Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.

We and our agents and underwriters may offer and sell the securities at a fixed price or prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.  The securities may be offered on an exchange, which will be disclosed in the applicable prospectus supplement.  We may, from time to time, authorize dealers, acting as our agents, to offer and sell the securities upon such terms and conditions as set forth in the applicable prospectus supplement. We may also sell the securities offered by any applicable prospectus supplement in “at-the-market offerings” within the meaning of Rule 415 of the Securities Act of 1933, to or through a market maker or into an existing trading market, on an exchange or otherwise.

If we use underwriters to sell securities, we will enter into an underwriting agreement with them at the time of the sale to them.  In connection with the sale of the securities, underwriters or agents may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent.  The names of any underwriters, any underwriting compensation paid by us to underwriters or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement to the extent required by applicable law.  Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions (which may be changed from time to time) from the purchasers for whom they may act as agents. If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Unless otherwise indicated in the applicable prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase debt securities as a principal, and may then resell the debt securities at varying prices to be determined by the dealer.

If so indicated in the prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers by certain specified institutions to purchase offered securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future.  Such contracts will be subject to any conditions set forth in the applicable prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.  The underwriters and other persons soliciting such contracts will have no responsibility for the validity or performance of any such contracts. Offers to purchase the securities being offered by this prospectus may also be solicited directly.

Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution towards certain civil liabilities, including any liabilities under the Securities Act.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities.  These may include over-allotment, stabilization, syndicate short covering transactions and penalty bids.  Over-allotment involves sales in excess of the offering size, which creates a short position.  Stabilizing transactions involve bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.  Syndicate short covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions.  Penalty bids permit the underwriters to reclaim selling concessions from dealers when the securities originally sold by the dealers are purchased in covering transactions to cover syndicate short positions.  These transactions may cause the price of the securities sold in an offering to be higher than it would otherwise be.  These transactions, if commenced, may be discontinued by the underwriters at any time.

Any securities other than our common stock issued hereunder may be new issues of securities with no established trading market.  Any underwriters or agents to or through whom such securities are sold for public offering and sale may make a market in such securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any such securities. The amount of expenses expected to be incurred by us in connection with any issuance of securities will be set forth in the applicable prospectus supplement.  Certain of the underwriters, dealers or agents and their associates may engage in transactions with, and perform services for, us and certain of our affiliates in the ordinary course of business.

During such time as we may be engaged in a distribution of the securities covered by this prospectus we are required to comply with Regulation M promulgated under the Exchange Act.  With certain exceptions, Regulation M precludes us, any affiliated purchasers, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete.  Regulation M also restricts bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security.  All of the foregoing may affect the marketability of our shares of common stock.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

6

DESCRIPTION OF COMMON STOCK WE MAY OFFER

The following summary description of our common stock is based on the provisions of our Restated Articles of Incorporation, as amended (the “Articles of Incorporation”), and Second Amended and Restated Bylaws, as amended (the “Bylaws”), and the applicable provisions of the Nevada Revised Statutes (the “NRS”). This information may not be complete in all respects and is qualified entirely by reference to the provisions of our Articles of Incorporation and our Bylaws and the NRS. For information on how to obtain copies of our Certificate of Incorporation and Bylaws, see the discussion below under the heading “Where You Can Find More Information.”

We may offer our common stock issuable upon the conversion of debt securities or preferred stock and upon the exercise of warrants.

Authorized Capital

Our authorized capital stock currently consists of:

•	200,000,000 shares of common stock, par value $0.001 per share; and

•	5,000,000 shares of “blank check” preferred stock, par value $0.001 per share (see “Description of Preferred Stock We May Offer”).

Outstanding Shares of Capital Stock. Our common stock is the only security of the Company registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended. All outstanding shares of our capital stock are fully paid and nonassessable. As of December 19, 2023, there were 81,346,524 shares of common stock issued and outstanding, held by holders of record.

Voting Rights

Except as otherwise required by Nevada law, at every annual or special meeting of stockholders, every holder of common stock is entitled to one vote per share. There is no cumulative voting in the election of directors.

Dividend and Liquidation Rights

Subject to any preferential rights of any outstanding preferred stock, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by the board of directors (“Board of Directors”) on the common stock out of legally available funds. We have never paid any cash dividends on our common stock and do not anticipate paying any cash dividends on our common stock in the foreseeable future. We intend to retain future earnings to fund ongoing operations and future capital requirements. Any future determination to pay dividends will be at the discretion of the Board of Directors and will be dependent upon financial condition, results of operations, capital requirements and such other factors as the Board of Directors deems relevant.

In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any preferential rights of any outstanding preferred stock.

Holders of common stock have no preemptive, conversion or subscription rights and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock, including our Series C Convertible Preferred Stock and Series D Convertible Preferred Stock.

Our shares of common stock are listed on the NYSE American under the symbol “KNW.”

We have appointed Equiniti Trust Company located at 6201 15th Avenue, Brooklyn, New York 11219, telephone number (800) 937-5449, as the transfer agent for our common stock.

7

DESCRIPTION OF PREFERRED STOCK WE MAY OFFER

This section describes the general terms and provisions of the preferred stock we may offer. This information may not be complete in all respects and is qualified entirely by reference to the Articles of Incorporation or certificate of designations with respect to each series of preferred stock. The specific terms of any series will be described in a prospectus supplement. Those terms may differ from the terms discussed below. Any series of preferred stock we issue will be governed by the Articles of Incorporation and by the certificate of designations relating to that series. We will file the certificate of designations with the SEC and incorporate it by reference as an exhibit to our registration statement at or before the time we issue any preferred stock of that series.

Authorized Preferred Stock

Our authorized preferred stock currently consists of:

•	5,000,000 shares of “blank check” preferred stock, par value $0.001 per share, of which:

•	30,000 shares have been designated as our Series C Convertible Preferred Stock, $0.001 par value per share; and

•	20,000 shares have been designated as our Series D Convertible Preferred Stock, $0.001 par value per share.

Our preferred stock is not registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended. All outstanding shares of our preferred  stock are fully paid and nonassessable. As of December 19, 2023, there were:

•	17,858 shares of Series C Convertible Preferred Stock issued and outstanding, held by one holder of record; and

•	10,161 shares of Series D Convertible Preferred Stock issued and outstanding, held by one holder of record.

A detailed description of the rights and preferences of each of the authorized and outstanding classes of preferred stock is set forth below.

Series C Convertible Preferred Stock

Of our authorized preferred stock, 30,000 shares have been designated as our Series C Convertible Preferred Stock, or the Series C Preferred Stock.

With respect to dividend rights and rights on liquidation, winding up and dissolution, shares of our Series C Preferred stock rank senior to our common stock and our Series D Convertible Preferred Stock. Holders of Series C Preferred Stock have no preemptive or subscription rights and there are no redemption or sinking fund provisions applicable to the Series C Preferred Stock. The rights, preferences and privileges of the holders of Series C Preferred Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any other series of preferred stock.

In addition to any class voting rights provided by the Nevada Revised Statutes or the certificate of designation for the Series C Preferred Stock, holders of Series C Preferred Stock have the right to vote, on an as-if-converted-to-common-stock basis (but subject to, and after giving effect to, the conversion limitations described below, applied effective as of the record date for determining the stockholders entitled to vote). Further, as long as any shares of Series C Preferred are outstanding, the Company shall not, among other things, without the affirmative vote of the holders of at least a majority on voting power of the outstanding shares of Series C Preferred Stock: (a) alter or change adversely the powers, preferences or rights given to the Series C Preferred Stock or alter or amend the Series C Preferred Stock certificate of designation, (b) issue any other class or series of capital stock ranking senior to or on parity the Series C Preferred Stock as to dividends or up liquidation or reclassify any shares of common stock or any series of capital stock into shares having preference or priority as to dividends or upon liquidation superior to or on parity with any such preference or priority of Series C Preferred Stock, or (c) enter into any agreement with respect to any of the foregoing.

Each outstanding share of Series C Preferred Stock accrues cumulative dividends at a rate equal to 8.0% per annum of the Series C Preferred Stock stated value (currently $70.00, subject to adjustment as provided in the Series C Preferred Stock certificate of designation).  Dividends, whether accrued, declared or payable are payable solely in the form of additional shares of Series C Preferred Stock and shall not in any circumstances be accrued or payable in cash.  Such dividends are payable only upon conversion of the shares of Series C Preferred Stock, or when, as and if otherwise declared by our board of directors.

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Each holder of any shares of Series C Preferred Stock has the right, at its option at any time, to convert such holder’s shares of Series C Preferred Stock into shares of our common stock in accordance with the terms of the Series C Preferred Stock certificate of designation.  Further, we may also require, upon notice, the conversion of any or all shares of the Series C Preferred Stock into our common stock provided that the shares issuable upon such conversion meet certain resale eligibility requirements, and our common stock has been approved for listing on specified stock exchanges, all as set forth in the Series C Preferred Stock certificate of designation. However, we shall not effect a conversion of the Series C Preferred Stock, whether voluntary or mandatory, and the holder of any shares of Series C Preferred Stock shall not have the right to voluntarily convert such holder’s shares of Series C Preferred Stock, to the extent that after giving effect to such exercise, such holder (together with such holder’s affiliates) would beneficially own in excess of 4.99% of the shares of our common stock outstanding immediately after giving effect to such conversion.  By written notice to the Corporation, a holder may from time to time increase or decrease such percentage to any other percentage not less than 4.99% and not in excess of 9.99% specified in such notice; provided that any such increase or decrease will only be effective for that holder and will not be effective until the 61st day after such notice is delivered to us.

The Series C Preferred Stock also has price-based, “full-ratchet,” and proportional anti-dilution rights, based on issuance or deemed issuances of our securities below the current conversion price of $0.25 per share, all as set forth in the Series C Preferred Stock certificate of designation.

Series D Convertible Preferred Stock

Of our authorized preferred stock, 20,000 shares have been designated as our Series D Convertible Preferred Stock, or the Series D Preferred Stock. With respect to dividend rights and rights on liquidation, winding up and dissolution, shares of our Series D Preferred Stock rank senior to our common stock but junior to our Series C Preferred Stock. Holders of Series D Preferred Stock have no preemptive or subscription rights and there are no redemption or sinking fund provisions applicable to the Series D Preferred Stock. The rights, preferences and privileges of the holders of Series D Preferred Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any other series of preferred stock.

In addition to any class voting rights provided by the Nevada Revised Statutes or the certificate of designation for the Series D Preferred Stock, holders of Series D Preferred Stock have the right to vote, on an as-if-converted-to-common-stock basis (but subject to, and after giving effect to, the conversion limitations described below, applied effective as of the record date for determining the stockholders entitled to vote). Further, as long as any shares of Series D Preferred are outstanding, the Company shall not, among other things, without the affirmative vote of the holders of at least a majority on voting power of the outstanding shares of Series D Preferred Stock: (a) alter or change adversely the powers, preferences or rights given to the Series D Preferred Stock or alter or amend the Series D Preferred Stock certificate of designation, (b) issue any other class or series of capital stock ranking senior to or on parity the Series D Preferred Stock as to dividends or up liquidation or reclassify any shares of common stock or any series of capital stock into shares having preference or priority as to dividends or upon liquidation superior to or on parity with any such preference or priority of Series D Preferred Stock, or (c) enter into any agreement with respect to any of the foregoing.

Each outstanding share of Series D Preferred Stock accrues cumulative dividends at a rate equal to 8.0% per annum of the Series D Preferred Stock stated value (currently $70.00, subject to adjustment as provided in the Series D Preferred Stock certificate of designation).  Dividends, whether accrued, declared or payable are payable solely in the form of additional shares of Series D Preferred Stock and shall not in any circumstances be accrued or payable in cash.  Such dividends are payable only upon conversion of the shares of Series D Preferred Stock, or when, as and if otherwise declared by our board of directors.

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Each holder of any shares of Series D Preferred Stock has the right, at its option at any time, to convert such holder’s shares of Series D Preferred Stock into shares of our common stock in accordance with the terms of the Series D Preferred Stock certificate of designation. Further, we may also require, upon notice, the conversion of any or all shares of the Series D Preferred Stock into our common stock provided that the shares issuable upon such conversion meet certain resale eligibility requirements, and our common stock has been approved for listing on specified stock exchanges, all as set forth in the Series D Preferred Stock certificate of designation. However, we shall not effect a conversion of the Series D Preferred Stock, whether voluntary or mandatory, and the holder of any shares of Series D Preferred Stock shall not have the right to voluntarily convert such holder’s shares of Series D Preferred Stock, to the extent that after giving effect to such exercise, such holder (together with such holder’s affiliates) would beneficially own in excess of 4.99% of the shares of our common stock outstanding immediately after giving effect to such conversion.  By written notice to the Corporation, a holder may from time to time increase or decrease such percentage to any other percentage not less than 4.99% and not in excess of 9.99% specified in such notice; provided that any such increase or decrease will only be effective for that holder and will not be effective until the 61st day after such notice is delivered to us.

The Series D Preferred Stock also has price-based, “full-ratchet,” and proportional anti-dilution rights, based on issuance or deemed issuances of our securities below the current conversion price of $0.25 per share, all as set forth in the Series D Preferred Stock certificate of designation.

Preferred Stock We May Offer

Our articles of incorporation authorize our board of directors, without stockholder approval, to issue up to 5,000,000 shares of preferred stock in one or more series, and to determine the designation, preferences, limitations and relative rights thereof, including, without limitation, such matters as dividends, redemption, liquidation, conversion and voting.  Our authorized but unissued shares of preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded.

The Board of Directors has the authority to issue preferred stock in one or more series, each of which will have such distinctive designation or title as shall be determined by the Board of Directors prior to the issuance of any shares thereof. Preferred stock will have such voting powers, whole or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of preferred stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof. The designations, powers, rights and preferences of the preferred stock could include voting rights, dividend rights, dissolution rights, conversion rights, exchange rights, redemption rights, liquidation preferences, and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of common stock. The issuance of preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing change in our control or other corporate action.

Specific Terms of a Series of Preferred Stock

The preferred stock we may offer will be issued in one or more series. A prospectus supplement will discuss the following features of the series of preferred stock to which it relates:

•	the designations and stated value per share;

•	the number of shares offered;

•	the amount of liquidation preference per share;

•	the public offering price at which the preferred stock will be issued;

•	the dividend rate, the method of its calculation, the dates on which dividends would be paid and the dates, if any, from which dividends would cumulate;

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•	any redemption or sinking fund provisions;

•	any conversion or exchange rights; and

•	any additional voting, dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions.

Rank

Unless otherwise stated in the prospectus supplement, the preferred stock will have priority over our common stock with respect to dividends and distribution of assets, but will rank junior to all our outstanding indebtedness for borrowed money and senior series of Preferred Stock. Any series of preferred stock could rank senior, equal or junior to our other capital stock, as may be specified in a prospectus supplement, as long as our amended and restated certificate of incorporation so permits.

Dividends

Holders of each series of preferred stock shall be entitled to receive cash dividends to the extent specified in the prospectus supplement when, as and if declared by the Board of Directors, from funds legally available for the payment of dividends. The rates and dates of payment of dividends of each series of preferred stock will be stated in the prospectus supplement. Dividends will be payable to the holders of record of preferred stock as they appear on our books on the record dates fixed by the Board of Directors. Dividends on any series of preferred stock may be cumulative or non-cumulative, as discussed in the applicable prospectus supplement.

Convertibility

Shares of a series of preferred stock may be exchangeable or convertible into shares of our common stock, another series of preferred stock or other securities or property. The conversion or exchange may be mandatory or optional. The prospectus supplement will specify whether the preferred stock being offered has any conversion or exchange features, and will describe all the related terms and conditions.

Redemption

The terms, if any, on which shares of preferred stock of a series may be redeemed will be discussed in the applicable prospectus supplement.

Liquidation

Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of Know Labs, Inc., holders of each series of preferred stock will be entitled to receive distributions upon liquidation in the amount described in the related prospectus supplement. These distributions will be made before any distribution is made on any securities ranking junior to the preferred stock with respect to liquidation, including our common stock. If the liquidation amounts payable relating to the preferred stock of any series and any other securities ranking on a parity regarding liquidation rights are not paid in full, the holders of the preferred stock of that series will share ratably in proportion to the full liquidation preferences of each security. If the liquidation amounts payable are insufficient to pay any distribution to the preferred stock of any series and any other securities ranking on a parity regarding liquidation rights, the holders of the preferred stock of that series will receive nothing. Holders of our preferred stock will not be entitled to any other amounts from us after they have received their full liquidation preference.

Voting

The holders of preferred stock of each series will have voting rights as required by law or as described in the applicable prospectus supplement.

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No Other Rights

The shares of a series of preferred stock will not have any preferences, voting powers or relative, participating, optional or other special rights except:

•	as discussed above or in the prospectus supplement;

•	as provided in our Articles of Incorporation and in any certificate of designation; or

•	as otherwise required by law.

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 DESCRIPTION OF DEBT SECURITIES WE MAY OFFER

General

The debt securities that we may issue will constitute debentures, notes, bonds or other evidences of indebtedness of Know Labs, Inc., to be issued in one or more series, which may include either senior debt securities, subordinated debt securities or senior subordinated debt securities. The particular terms of any series of debt securities we offer, including the extent to which the general terms set forth below may be applicable to a particular series, will be described in a prospectus supplement relating to such series.

Debt securities and any guarantees that we may issue will be issued under an indenture between us and a trustee qualified to act as such under the Trust Indenture Act of 1939. We have filed the form of the indenture as an exhibit to the registration statement of which this prospectus is a part. When we refer to the “indenture” in this prospectus, we are referring to the indenture under which the debt securities are issued as supplemented by any supplemental indenture applicable to the debt securities. We will provide the name of the trustee in any prospectus supplement related to the issuance of debt securities, and we will also provide certain other information related to the trustee, including describing any relationship we have with the trustee, in such prospectus supplement.

THE FOLLOWING DESCRIPTION IS A SUMMARY OF THE MATERIAL PROVISIONS OF THE INDENTURE. IT DOES NOT RESTATE THE INDENTURE IN ITS ENTIRETY. THE INDENTURE IS GOVERNED BY THE TRUST INDENTURE ACT OF 1939. THE TERMS OF THE DEBT SECURITIES INCLUDE THOSE STATED IN THE INDENTURE AND THOSE MADE PART OF THE INDENTURE BY REFERENCE TO THE TRUST INDENTURE ACT. WE URGE YOU TO READ THE INDENTURE BECAUSE IT, AND NOT THIS DESCRIPTION, DEFINES YOUR RIGHTS AS A HOLDER OF THE DEBT SECURITIES.

Information You Will Find in the Prospectus Supplement

The indenture provides that we may issue debt securities from time to time in one or more series and that we may denominate the debt securities and make them payable in foreign currencies. The indenture does not limit the aggregate principal amount of debt securities that can be issued thereunder. The prospectus supplement for a series of debt securities will provide information relating to the terms of the series of debt securities being offered, which may include:

•	the title and denominations of the debt securities of the series;

•	any limit on the aggregate principal amount of the debt securities of the series;

•	the date or dates on which the principal and premium, if any, with respect to the debt securities of the series are payable or the method of determination thereof;

•	the rate or rates, which may be fixed or variable, at which the debt securities of the series shall bear interest, if any, or the method of calculating and/or resetting such rate or rates of interest;

•	the dates from which such interest shall accrue or the method by which such dates shall be determined and the duration of the extensions and the basis upon which interest shall be calculated;

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•

the interest payment dates for the series of debt securities or the method by which such dates will be determined, the terms of any deferral of interest and any right of ours to extend the interest payment periods;

•	the place or places where the principal and interest on the series of debt securities will be payable;

•	the terms and conditions upon which debt securities of the series may be redeemed, in whole or in part, at our option or otherwise;

•

our obligation, if any, to redeem, purchase, or repay debt securities of the series pursuant to any sinking fund or other specified event or at the option of the holders and the terms of any such redemption, purchase, or repayment;

•

the terms, if any, upon which the debt securities of the series may be convertible into or exchanged for other securities, including, among other things, the initial conversion or exchange price or rate and the conversion or exchange period;

•

if the amount of principal, premium, if any, or interest with respect to the debt securities of the series may be determined with reference to an index or formula, the manner in which such amounts will be determined;

•

if any payments on the debt securities of the series are to be made in a currency or currencies (or by reference to an index or formula) other than that in which such securities are denominated or designated to be payable, the currency or currencies (or index or formula) in which such payments are to be made and the terms and conditions of such payments;

•	any changes or additions to the provisions of the indenture dealing with defeasance, including any additional covenants that may be subject to our covenant defeasance option;

•

the currency or currencies in which payment of the principal and premium, if any, and interest with respect to debt securities of the series will be payable, or in which the debt securities of the series shall be denominated, and the particular provisions applicable thereto in accordance with the indenture;

•

the portion of the principal amount of debt securities of the series which will be payable upon declaration of acceleration or provable in bankruptcy or the method by which such portion or amount shall be determined;

•	whether the debt securities of the series will be secured or guaranteed and, if so, on what terms;

•	any addition to or change in the events of default with respect to the debt securities of the series;

•	the identity of any trustees, authenticating or paying agents, transfer agents or registrars;

•	the applicability of, and any addition to or change in, the covenants currently set forth in the indenture;

•	the subordination, ranking or priority, if any, of the debt securities of the series and terms of the subordination; and

•	any other terms of the debt securities of the series which are not prohibited by the indenture.

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Holders of debt securities may present debt securities for exchange in the manner, at the places, and subject to the restrictions set forth in the debt securities, the indenture, and the prospectus supplement. We will provide these services without charge, other than any tax or other governmental charge payable in connection therewith, but subject to the limitations provided in the indenture, any board resolution establishing such debt securities and any applicable indenture supplement.

Senior Debt

We may issue senior debt securities under the indenture. Unless otherwise set forth in the applicable indenture supplement and described in a prospectus supplement, the senior debt securities will be senior unsecured obligations, ranking equally with all of our existing and future senior unsecured debt. The senior debt securities will be senior to all of our subordinated debt and junior to any secured debt we may incur as to the assets securing such debt.

Subordinated Debt

We may issue subordinated debt securities under the indenture. These subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner set forth in the indenture and any applicable indenture supplement, to all of our senior indebtedness.

If this prospectus is being delivered in connection with a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated by reference will set forth the approximate amount of senior indebtedness outstanding as of the end of the most recent fiscal quarter.

Senior Subordinated Debt

We may issue senior subordinated debt securities under the indenture. These senior subordinated debt securities will be, to the extent and in the manner set forth in the applicable indenture supplement, subordinate and junior in right of payment to all of our “senior indebtedness” and senior to our other subordinated debt.

Interest Rate

Debt securities that bear interest will do so at a fixed rate or a variable rate. We may sell, at a discount below the stated principal amount, any debt securities which bear no interest or which bear interest at a rate that at the time of issuance is below the prevailing market rate. The relevant prospectus supplement will describe the special United States federal income tax considerations applicable to:

•	any discounted debt securities; and

•	any debt securities issued at par which are treated as having been issued at a discount for United States federal income tax purposes.

Registered Global Securities

We may issue registered debt securities of a series in the form of one or more fully registered global securities. We will deposit the registered global security with a depository or with a nominee for a depository identified in the prospectus supplement relating to such series. The global security or global securities will represent and will be in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding registered debt securities of the series to be represented by the registered global security or securities. Unless it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred, except as a whole in three cases:

•	by the depository for the registered global security to a nominee of the depository;

•	by a nominee of the depository to the depository or another nominee of the depository; and

•	by the depository or any nominee to a successor of the depository or a nominee of the successor.

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The prospectus supplement relating to a series of debt securities will describe the specific terms of the depository arrangement concerning any portion of that series of debt securities to be represented by a registered global security. We anticipate that the following provisions will generally apply to all depository arrangements.

Upon the issuance of a registered global security, the depository will credit, on its book-entry registration and transfer system, the principal amounts of the debt securities represented by the registered global security to the accounts of persons that have accounts with the depository. These persons are referred to as “participants.” Any underwriters, agents or dealers participating in the distribution of debt securities represented by the registered global security will designate the accounts to be credited. Only participants or persons that hold interests through participants will be able to beneficially own interests in a registered global security. The depository for a global security will maintain records of beneficial ownership interests in a registered global security for participants. Participants or persons that hold through participants will maintain records of beneficial ownership interests in a global security for persons other than participants. These records will be the only means to transfer beneficial ownership in a registered global security.

The laws of some states may require that specified purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in global securities.

So long as the depository, or its nominee, is the registered owner of a registered global security, the depository or its nominee will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as set forth below, owners of beneficial interests in a registered global security:

•	may not have the debt securities represented by a registered global security registered in their names;

•	will not receive or be entitled to receive physical delivery of debt securities represented by a registered global security in definitive form; and

•	will not be considered the owners or holders of debt securities represented by a registered global security under the indenture.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depository for the registered global security and, if the person is not a participant, on the procedures of the participant through which the person owns its interests, to exercise any rights of a holder under the indenture applicable to the registered global security.

We understand that, under existing industry practices, if we request any action of holders, or if an owner of a beneficial interest in a registered global security desires to give or take any action which a holder is entitled to give or take under the indenture, the depository for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

Payment of Interest on and Principal of Registered Global Securities

We will make principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depository or its nominee to the depository or its nominee as the registered owner of the registered global security. None of Know Labs, Inc., the trustee, or any paying agent for debt securities represented by a registered global security will have any responsibility or liability for:

•	any aspect of the records relating to, or payments made on account of, beneficial ownership interests in such registered global security;

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•	maintaining, supervising, or reviewing any records relating to beneficial ownership interests;

•	the payments to beneficial owners of the global security of amounts paid to the depository or its nominee; or

•	any other matter relating to the actions and practices of the depository, its nominee or any of its participants.

We expect that the depository, upon receipt of any payment of principal, premium or interest in respect of the global security, will immediately credit participants’ accounts with payments in amounts proportionate to their beneficial interests in the principal amount of a registered global security as shown on the depository’s records. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing instructions and customary practices. This is currently the case with the securities held for the accounts of customers registered in “street name.” Such payments will be the responsibility of participants.

Exchange of Registered Global Securities

We may issue debt securities in definitive form in exchange for the registered global security if both of the following occur:

•

the depository for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depository or ceases to be a clearing agency registered under the Exchange Act; and

•	we do not appoint a successor depository within 90 days.

In addition, we may, at any time, determine not to have any of the debt securities of a series represented by one or more registered global securities. In this event, we will issue debt securities of that series in definitive form in exchange for all of the registered global security or securities representing those debt securities.

Covenants by Know Labs

The indenture includes covenants by us, including among other things that we will make all payments of principal and interest at the times and places required. The supplemental indenture establishing each series of debt securities may contain additional covenants, including covenants which could restrict our right to incur additional indebtedness or liens and to take certain actions with respect to our businesses and assets.

Events of Default

Unless otherwise indicated in the applicable prospectus supplement, the following will be events of default under the indenture with respect to each series of debt securities issued under the indenture:

•	failure to pay when due any interest on any debt security of that series, continued for 30 days;

•	failure to pay when due the principal of, or premium, if any, on, any debt security of that series;

•

failure to perform any other covenant or agreement of ours under the indenture or the supplemental indenture with respect to that series or the debt securities of that series, continued for 90 days after written notice to us by the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series to which the covenant or agreement relates;

•	certain events of bankruptcy, insolvency or similar proceedings affecting us; and

•	any other event of default specified in any supplemental indenture under which such series of debt securities is issued.

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Except as to certain events of bankruptcy, insolvency or similar proceedings affecting us and except as provided in the applicable prospectus supplement, if any event of default shall occur and be continuing with respect to any series of debt securities under the indenture, either the trustee or the holders of at least 25% in aggregate principal amount of outstanding debt securities of such series may accelerate the maturity of all debt securities of such series. Upon certain events of bankruptcy, insolvency or similar proceedings affecting us, the principal, premium, if any, and interest on all debt securities of each series shall be immediately due and payable.

After any such acceleration, but before a judgment or decree based on acceleration has been obtained by the trustee, the holders of a majority in aggregate principal amount of each affected series of debt securities may waive all defaults with respect to such series and rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, have been cured, waived or otherwise remedied.

No holder of any debt securities will have any right to institute any proceeding with respect to the indenture or for any remedy under the indenture, unless such holder shall have previously given to the trustee written notice of a continuing event of default and the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the relevant series shall have made written request and offered indemnity satisfactory to the trustee to institute such proceeding as trustee, and the trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding debt securities of such series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, such limitations do not apply to a suit instituted by a holder of a debt security for enforcement of payment of the principal of and premium, if any, or interest on such debt security on or after the respective due dates expressed in such debt security.

Supplemental Indentures

We and the trustee may, at any time and from time to time, without prior notice to or consent of any holders of debt securities, enter into one or more indentures supplemental to the indenture, among other things:

•	to add guarantees to or secure any series of debt securities;

•

to provide for the succession of another person pursuant to the provisions of the indenture relating to consolidations, mergers and sales of assets and the assumption by such successor of our covenants, agreements, and obligations, or to otherwise comply with the provisions of the indenture relating to consolidations, mergers, and sales of assets;

•

to surrender any right or power conferred upon us under the indenture or to add to our covenants further covenants, restrictions, conditions or provisions for the protection of the holders of all or any series of debt securities;

•

to cure any ambiguity or to correct or supplement any provision contained in the indenture, in any supplemental indenture or in any debt securities that may be defective or inconsistent with any other provision contained therein;

•	to modify or amend the indenture in such a manner as to permit the qualification of the indenture or any supplemental indenture under the Trust Indenture Act;

•

to add to or change any of the provisions of the indenture to supplement any of the provisions of the indenture in order to permit the defeasance and discharge of any series of debt securities pursuant to the indenture, so long as any such action does not adversely affect the interests of the holders of debt securities of any series in any material respect;

•

to add to, change, or eliminate any of the provisions of the indenture with respect to one or more series of debt securities, so long as any such addition, change or elimination shall not apply to any debt securities of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision;

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•	to evidence and provide for the acceptance of appointment by a successor or separate trustee; and

•	to establish the form or terms of debt securities of any series and to make any change that does not adversely affect the interests of the holders of debt securities.

With the consent of the holders of at least a majority in principal amount of debt securities of each series affected by such supplemental indenture (each series voting as one class), we and the trustee may enter into one or more supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or modifying in any manner the rights of the holders of debt securities of each such series.

Notwithstanding our rights and the rights of the trustee to enter into one or more supplemental indentures with the consent of the holders of debt securities of the affected series as described above, no such supplemental indenture shall, without the consent of the holder of each outstanding debt security of the affected series, among other things:

•	change the final maturity of the principal of, or any installment of interest on, any debt securities;

•	reduce the principal amount of any debt securities or the rate of interest on any debt securities;

•	change the currency in which any debt securities are payable;

•	impair the right of the holders to conduct a proceeding for any remedy available to the trustee;

•	reduce the percentage in principal amount of any series of debt securities whose holders must consent to an amendment or supplemental indenture;

•	modify the ranking or priority of the securities; or

•	reduce any premium payable upon the redemption of any debt securities.

Satisfaction and Discharge of the Indenture; Defeasance

Except to the extent set forth in a supplemental indenture with respect to any series of debt securities, we, at our election, may discharge the indenture and the indenture shall generally cease to be of any further effect with respect to that series of debt securities if (a) we have delivered to the trustee for cancellation all debt securities of that series (with certain limited exceptions) or (b) all debt securities of that series not previously delivered to the trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year, and we have deposited with the trustee the entire amount sufficient to pay at maturity or upon redemption all such debt securities.

In addition, we have a “legal defeasance option” (pursuant to which we may terminate, with respect to the debt securities of a particular series, all of our obligations under such debt securities and the indenture with respect to such debt securities) and a “covenant defeasance option” (pursuant to which we may terminate, with respect to the debt securities of a particular series, our obligations with respect to such debt securities under certain specified covenants contained in the indenture). If we exercise our legal defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default. If we exercise our covenant defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default related to the specified covenants.

We may exercise our legal defeasance option or our covenant defeasance option with respect to the debt securities of a series only if we irrevocably deposit in trust with the trustee cash or U.S. government obligations (as defined in the indenture) for the payment of principal, premium, if any, and interest with respect to such debt securities to maturity or redemption, as the case may be. In addition, to exercise either of our defeasance options, we must comply with certain other conditions, including the delivery to the trustee of an opinion of counsel to the effect that the holders of debt securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred (and, in the case of legal defeasance only, such opinion of counsel must be based on a ruling from the Internal Revenue Service or other change in applicable Federal income tax law).

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The trustee will hold in trust the cash or U.S. government obligations deposited with it as described above and will apply the deposited cash and the proceeds from deposited U.S. government obligations to the payment of principal, premium, if any, and interest with respect to the debt securities of the defeased series.

Mergers, Consolidations and Certain Sales of Assets

We may not:

•	consolidate with or merge into any other person or entity or permit any other person or entity to consolidate with or merge into us in a transaction in which we are not the surviving entity, or

•	transfer, lease or dispose of all or substantially all of our assets to any other person or entity, unless:

o

the resulting, surviving or transferee entity shall be a corporation organized and existing under the laws of the United States or any state thereof and such resulting, surviving or transferee entity shall expressly assume, by supplemental indenture, executed and delivered in form satisfactory to the trustee, all of our obligations under the debt securities and the indenture;

o

immediately after giving effect to such transaction (and treating any indebtedness which becomes an obligation of the resulting, surviving or transferee entity as a result of such transaction as having been incurred by such entity at the time of such transaction), no default or event of default would occur or be continuing; and

o

we shall have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the indenture.

The phrase “substantially all” of our assets will likely be interpreted under applicable state law and will be dependent upon particular facts and circumstances. As a result, there may be a degree of uncertainty in ascertaining whether a sale or transfer of “substantially all” of our assets has occurred.

Governing Law

The indenture and the debt securities will be governed by the laws of the State of New York.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, incorporator or stockholder of Know Labs, as such, shall have any liability for any obligations of Know Labs under the debt securities or the indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation, solely by reason of his, her, or its status as director, officer, incorporator or stockholder of Know Labs. By accepting a debt security, each holder waives and releases all such liability, but only such liability. The waiver and release are part of the consideration for issuance of the debt securities. Nevertheless, such waiver may not be effective to waive liabilities under the federal securities laws and it has been the view of the SEC that such a waiver is against public policy.

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Conversion or Exchange Rights

Any debt securities offered hereby may be convertible into or exchangeable for shares of our equity or other securities. The terms and conditions of such conversion or exchange will be set forth in the applicable prospectus supplement. Such terms may include, among others, the following:

•	the conversion or exchange price;

•	the conversion or exchange period;

•	provisions regarding our ability or that of the holder to convert or exchange the debt securities;

•	events requiring adjustment to the conversion or exchange price; and

•	provisions affecting conversion or exchange in the event of our redemption of such debt securities.

Concerning the Trustee

The indenture provides that there may be more than one trustee with respect to one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under a supplemental indenture separate and apart from the trust administered by any other trustee under such indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by the trustee only with respect to the one or more series of debt securities for which it is the trustee under an indenture. Any trustee under the indenture or a supplemental indenture may resign or be removed with respect to one or more series of debt securities. All payments of principal of, premium, if any, and interest on, and all registration, transfer, exchange authentication and delivery (including authentication and delivery on original issuance of the debt securities) of, the debt securities of a series will be effected by the trustee with respect to such series at an office designated by the trustee.

The indenture contains limitations on the right of the trustee, should it become a creditor of Know Labs, to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. If the trustee acquires an interest that conflicts with any duties with respect to the debt securities, the trustee is required to either resign or eliminate such conflicting interest to the extent and in the manner provided by the indenture.

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DESCRIPTION OF WARRANTS WE MAY OFFER

We may issue warrants for the purchase of debt securities, preferred stock or common stock. Warrants may be issued independently or together with debt securities, preferred stock or common stock and may be attached to or separate from any offered securities. Any issue of warrants will be governed by the terms of the applicable form of warrant and any related warrant agreement which we will file with the SEC and they will be incorporated by reference to the registration statement of which this prospectus is a part on or before the time we issue any warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies (including composite currencies) in which the price of such warrants may be payable;

•	the terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

•	the price at which the securities purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants will commence and the date on which such right shall expire;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange or exercise of such warrants.

The prospectus supplement relating to any warrants to purchase equity securities may also include, if applicable, a discussion of certain U.S. federal income tax and ERISA considerations.

Warrants for the purchase of preferred stock and common stock will be offered and exercisable for U.S. dollars only. Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement.

After the close of business on the expiration date, unexercised warrants will become void. We will specify the place or places where, and the manner in which, warrants may be exercised in the applicable prospectus supplement.

Prior to the exercise of any warrants to purchase debt securities, preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the debt securities, preferred stock or common stock purchasable upon exercise.

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DESCRIPTION OF UNITS WE MAY OFFER

We may issue units composed of any combination of our debt securities, common stock, preferred stock, warrants, and rights. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The following description is a summary of selected provisions relating to units that we may offer. The summary is not complete. When units are offered in the future, a prospectus supplement, information incorporated by reference or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the units as described in a prospectus supplement or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

The specific terms of any units offered will be set forth in a unit agreement, collateral arrangements and depositary arrangements, if applicable. We will file each of these documents, as applicable, with the SEC and they will be incorporated by reference to the registration statement of which this prospectus is a part on or before the time we issue a series of units. See “Where You Can Find More Information” and “Incorporation by Reference” below for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement or free writing prospectus may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities composing the units;

•	whether the units will be issued in fully registered or global form; and

•	any other terms of the units.

The applicable provisions described in this section, as well as those described under “— Description of Debt Securities We May Offer,” “— Description of Common Stock We May Offer,” “— Description of Preferred Stock We May Offer” and “— Description of Warrants We May Offer” above, and “— Description of Rights We May Offer” below, will apply to each unit and to each security included in each unit, respectively.

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DESCRIPTION OF RIGHTS WE MAY OFFER

We may issue rights to purchase our debt securities, common stock, preferred stock or other securities. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the rights in such offering. In connection with any offering of such rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

Each series of rights will be issued under a separate rights agreement which we will enter into with a bank or trust company, as rights agent, all which will be set forth in the relevant offering material. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights.

The following description is a summary of selected provisions relating to rights that we may offer. The summary is not complete. When rights are offered in the future, a prospectus supplement, information incorporated by reference or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the rights as described in a prospectus supplement or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

The specific terms of any units offered will be set forth in a rights agreement and the rights certificate, as applicable. We will file each of these documents, as applicable, with the SEC and they will be incorporated by reference to the registration statement of which this prospectus is a part on or before the time we issue a series of rights. See “Where You Can Find More Information” and “Incorporation by Reference” below for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement or free writing prospectus may describe:

•	in the case of a distribution of rights to our stockholders, the date of determining the stockholders entitled to the rights distribution;

•	in the case of a distribution of rights to our stockholders, the number of rights issued or to be issued to each stockholder;

•	the exercise price payable for the underlying debt securities, common stock, preferred stock or other securities upon the exercise of the rights;

•	the number and terms of the underlying debt securities, common stock, preferred stock or other securities which may be purchased per each right;

•	the extent to which the rights are transferable;

•	the date on which the holder’s ability to exercise the rights shall commence, and the date on which the rights shall expire;

•	the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights; and

•	any other terms of the rights, including, but not limited to, the terms, procedures, conditions and limitations relating to the exchange and exercise of the rights.

The provisions described in this section, as well as those described under “— Description of Debt Securities We May Offer,” “— Description of Common Stock We May Offer” and “— Description of Preferred Stock We May Offer” above, will apply, as applicable, to any rights we offer.

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CERTAIN PROVISIONS OF NEVADA LAW AND OF THE COMPANY’S ARTICLES OF

INCORPORATION AND BYLAWS

The following paragraphs regarding certain provisions of the Nevada Revised Statues, the Articles of Incorporation, and the Bylaws are summaries of the material terms thereof and do not purport to be complete. We urge you to read the applicable prospectus supplements, any related free writing prospectuses related to a security that we may offer under this prospectus, the NRS, and the Articles of Incorporation and Bylaws. Copies of the Articles of Incorporation and Bylaws are on file with the SEC as exhibits to filings previously made by us. See “Where You Can Find More Information.”

General

Provisions of the Nevada Revised Statutes, our Articles of Incorporation and our Bylaws could have the effect of delaying or preventing a third-party from acquiring us, even if the acquisition could benefit our stockholders. Such provisions of the Nevada Revised Statutes, our articles of incorporation and our bylaws can have the effect of enhancing continuity and stability in the composition of our board of directors and the policies formulated by the board of directors, and can also have the effect of discouraging certain types of transactions that may involve an actual or threatened change of control of our company. These provisions also may have the effect of reducing our vulnerability to an unsolicited proposal for a takeover that does not contemplate the acquisition of all of our outstanding shares, or an unsolicited proposal for the restructuring or sale of all or part of our company.

Nevada Anti-Takeover Statutes

The Nevada Revised Statutes, or NRS, contain provisions governing the acquisition of a controlling interest in certain Nevada corporations. Nevada’s “acquisition of controlling interest” statutes (NRS 78.378 through 78.3793, inclusive) contain provisions governing the acquisition of a controlling interest in certain Nevada corporations. These “control share” laws provide generally that any person that acquires a “controlling interest” in certain Nevada corporations may be denied voting rights, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights. These laws will apply to us as of a particular date if we were to have 200 or more stockholders of record (at least 100 of whom have addresses in Nevada appearing on our stock ledger at all times during the 90 days immediately preceding that date) and do business in the State of Nevada directly or through an affiliated corporation, unless our articles of incorporation or bylaws in effect on the tenth day after the acquisition of a controlling interest provide otherwise. These laws provide that a person acquires a “controlling interest” whenever a person acquires shares of a subject corporation that, but for the application of these provisions of the NRS, would enable that person to exercise (1) one-fifth or more, but less than one-third, (2) one-third or more, but less than a majority or (3) a majority or more, of all of the voting power of the corporation in the election of directors. Once an acquirer crosses one of these thresholds, shares which it acquired in the transaction taking it over the threshold and within the 90 days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest become “control shares” to which the voting restrictions described above apply. These laws may have a chilling effect on certain transactions if our articles of incorporation or bylaws are not amended to provide that these provisions do not apply to us or to an acquisition of a controlling interest, or if our disinterested stockholders do not confer voting rights in the control shares.

Nevada’s “combinations with interested stockholders” statutes (NRS 78.411 through 78.444, inclusive) provide that specified types of business “combinations” between certain Nevada corporations and any person deemed to be an “interested stockholder” of the corporation are prohibited for two years after such person first becomes an “interested stockholder” unless the corporation’s board of directors approves the combination (or the transaction by which such person becomes an “interested stockholder”) in advance, or unless the combination is approved by the board of directors and sixty percent of the corporation’s voting power not beneficially owned by the interested stockholder, its affiliates and associates. Furthermore, in the absence of prior approval certain restrictions may apply even after such two-year period. For purposes of these statutes, an “interested stockholder” is any person who is (1) the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the corporation, or (2) an affiliate or associate of the corporation and at any time within the two previous years was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then-outstanding shares of the corporation. The definition of the term “combination” is sufficiently broad to cover most significant transactions between a corporation and an “interested stockholder”. These laws generally apply to Nevada corporations with 200 or more stockholders of record. However, a Nevada corporation may elect in its articles of incorporation not to be governed by these particular laws, but if such election is not made in the corporation’s original articles of incorporation, the amendment (1) must be approved by the affirmative vote of the holders of stock representing a majority of the outstanding voting power of the corporation not beneficially owned by interested stockholders or their affiliates and associates, and (2) is not effective until 18 months after the vote approving the amendment and does not apply to any combination with a person who first became an interested stockholder on or before the effective date of the amendment. Neither our original articles of incorporation nor our current articles of incorporation include such an election.

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NRS 78.139 also provides that directors may resist a change or potential change in control of the corporation if the board of directors determines that the change or potential change is opposed to or not in the best interest of the corporation upon consideration of any relevant facts, circumstances, contingencies or constituencies pursuant to NRS 78.138(4).  The Nevada Revised Statutes also provide that any director may be removed from our board of directors by the vote or written consent of stockholders representing not less than two-thirds of the voting power of the issued and outstanding shares entitled to vote, and this standard is also reflected in our bylaws.

Bylaws

Our bylaws contain limitations as to who may call special meetings and also establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock are available for our board of directors to issue without stockholder approval. We may use these additional shares for a variety of corporate purposes, including future public or private offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of our authorized but unissued shares of common stock could render more difficult or discourage an attempt to obtain control of our company by means of a proxy contest, tender offer, merger or other transaction. Our authorized but unissued shares may be used to delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by our stockholders.

Undesignated Preferred Stock

Our board of directors has the ability to issue preferred stock with voting or other rights, preferences and privileges that could have the effect of deterring hostile takeovers or delaying changes in control of our Company or management.

Cumulative Voting

Our Articles of Incorporation does not provide for cumulative voting in the election of directors, which would allow holders of less than a majority of the stock to elect some directors.

Vacancies

Our Articles of Incorporation provides that all vacancies may be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum.

Actions at Meetings of Stockholders; Special Meeting of Stockholders and Advance Notice Requirements for Stockholder Proposals

Our Articles of Incorporation and Bylaws require that any action required or permitted to be taken by our stockholders may be effected at a duly called annual or special meeting of the stockholders and may be taken without a meeting or vote, by written consent,  if the action is taken by stockholders holding of record or otherwise entitled to vote in the aggregate not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting. Our Articles of Incorporation and Bylaws also provide that special meetings of stockholders may be called from time to time only by the Chief Executive Officer and shall be called by the Chief Executive Officer or Secretary at the request in writing of a majority of the Board of Directors, and not at the request of any other person or persons. In addition, the Bylaws provide that candidates for director may be nominated and other business brought before an annual meeting only by the Board of Directors or by a stockholder who gives written notice to us not earlier than the close of business on the 90th day and not later than the close of business on the 60th day prior to the first anniversary of the preceding year’s annual meeting, subject to certain exceptions. Such stockholder’s notice must set forth certain information required by the Bylaws. These provisions may have the effect of deterring unsolicited offers to acquire our company or delaying stockholder actions, even if they are favored by the holders of a majority of our outstanding voting securities.

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LEGAL MATTERS

The validity and legality of the securities offered hereby and certain other legal matters will be passed upon for the Company by Lockett + Horwitz, A Professional Law Corporation, Foothill Ranch, California.

EXPERTS

The consolidated financial statements of Know Labs, Inc. (the “Company”) as of September 30, 2023 and 2022 and for each of the two years in the period ended September 30, 2023, incorporated in this Amendment No. 1 to Registration Statement on Form S-3 by reference to the Annual Report on Form10-K for the year ended September 30, 2023, have been so incorporated in reliance on the report of BPM LLP, an independent registered public accounting firm,  given on the  authority of said firm as experts in auditing and accounting. The report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

WHERE YOU CAN FIND MORE INFORMATION

We file annual reports, quarterly reports, current reports, proxy statements and other information with the SEC under the Exchange Act. You can read our SEC filings, including the registration statement, at the SEC’s website at www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Our web site is located at www.knowlabs.co. The information contained on, or that may be obtained from, our website is not, and shall not be deemed to be, a part of this prospectus.

We will provide, upon written or oral request, without charge to you, including any beneficial owner to whom this prospectus is delivered, a copy of any or all of the documents incorporated herein by reference other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates. You should direct a request for copies to Know Labs, Inc., 500 Union St., Suite 810, Seattle, Washington 98101; Telephone: (206) 903-1351.

INCORPORATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	Our Annual Report on Form 10-K for the fiscal year ended September 30, 2023, which was filed on December 19, 2023;

•	Our Current Reports on Form 8-K filed with the SEC on October 30, 2023, October 31, 2023, November 8, 2023, December 1, 2023, and December 14, 2023.

•	our Definitive Proxy Statement on Schedule 14A filed with the SEC on August 4, 2023;

•

The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement,  on Form S-1, originally filed with the Commission on July 29, 2022, as amended (No. 333-266423), which description is incorporated by reference into the Registrant’s Registration Statement on Form 8-A, originally filed with the Commission pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on September 15, 2022 (No. 001-37479), including any further amendment or report filed hereafter for the purpose of updating such description

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

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We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to:

Know Labs, Inc.

500 Union St., Suite 810

 Seattle, Washington 98101

Attention: Corporate Secretary

ask@knowlabs.co

www.knowlabs.co

Telephone: (206) 903-1351

Copies of the above reports may also be accessed from our website at www.knowlabs.co. We have authorized no one to provide you with any information that differs from that contained in this prospectus supplement. Accordingly, you should not rely on any information that is not contained or incorporated by reference in this prospectus supplement and the accompanying base prospectus. You should not assume that the information in this prospectus is accurate as of any date other than the date of the front cover of this prospectus.

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KNOW LABS, INC.

$18,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

________________________________________

PROSPECTUS

________________________________________

, 2024